UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.   )
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
YETI Holdings, Inc.
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)
Payment of Filing Fee (Check all boxes that apply):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

2026

YETI®

YETI
CORE VALUES
1
BE AUTHENTIC AND INNOVATIVE WITH OUR BRAND AND PRODUCTS
2
CONTINUALLY STRIVE FOR IMPROVEMENT
3
PRIORITIZE ACTIVITIES THAT HAVE THE BIGGEST IMPACT
4
BE RESPONSIVE AND GO THE EXTRA MILE
5
ACT WITH A SENSE OF URGENCY
6
NO ONE SUCCEEDS ALONE
LUNA NEGRA
PTO.SAN CARLOS B.C.S

YETI Holdings, Inc.
7601 Southwest Parkway
Austin, Texas 78735
March 26, 2026
DEAR FELLOW STOCKHOLDERS:
We are pleased to invite you to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of YETI Holdings, Inc. (“YETI”) to be held virtually on Thursday, May 7, 2026, at 8:00 a.m. CDT, at www.virtualshareholdermeeting.com/YETI2026.
Although there will not be a physical location for the Annual Meeting, stockholders will be able to listen, vote and submit questions at the link provided above. In order to vote or submit questions, you will need to provide the control number that is on your Notice of Internet Availability of Proxy Materials (the “Notice”) or on your proxy card if you receive materials by mail. Please review the instructions for virtual attendance included in the accompanying Proxy Statement.
Details regarding how to attend the Annual Meeting online and the business to be conducted at the Annual Meeting are more fully described in the accompanying Notice and Proxy Statement. This year we are again providing access to our proxy materials over the Internet by mailing a Notice to our stockholders who have not previously requested to receive our proxy materials by mail or e-mail. The Notice provides information on how stockholders can obtain paper copies of our proxy materials if they so choose. This method expedites the receipt of your proxy materials, lowers the costs of the Annual Meeting, and supports conservation of natural resources.
Your vote is important. Regardless of whether you plan to participate in the Annual Meeting, we hope you will vote as soon as possible. You can use any of the voting options available to you as described in the accompanying Proxy Statement and the Notice or proxy card you received.
On behalf of management and our Board of Directors, we thank you for your ongoing support of, and continued interest in, YETI.

Sincerely,

Matthew J. Reintjes President and Chief Executive Officer, Director

YETI® 2026 Proxy Statement	i

NOTICE OF ANNUAL MEETING
OF STOCKHOLDERS

DATE Thursday, May 7, 2026	TIME 8:00 a.m. CDT	LOCATION www.virtualshareholdermeeting.com/ YETI2026

YETI’s 2026 Annual Meeting of Stockholders (the “Annual Meeting”) will be held virtually. There will not be a physical location for the Annual Meeting, and you will not be able to attend the Annual Meeting in person. To participate in the Annual Meeting, you will need to enter the control number and follow the instructions on your proxy card, voting instruction form, or Notice of Internet Availability. See “Questions and Answers about the Annual Meeting” beginning on page 59 of the accompanying proxy statement for more information, including how to vote.

ITEMS OF BUSINESS
At the Annual Meeting, stockholders will be asked to consider and vote on the following proposals:

Election of the four Class II director nominees named in the accompanying proxy statement to serve until YETI’s 2029 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified;

Approval, by a non-binding advisory vote, of the compensation paid to YETI’s named executive officers (a “say-on-pay” vote);

Approval, by a non-binding advisory vote, of the frequency of future say-on-pay votes (a “say-on-frequency” vote); and

Ratification of the appointment of PricewaterhouseCoopers LLP as YETI’s independent registered public accounting firm for the fiscal year ending January 2, 2027.

The stockholders will also transact such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.
STOCKHOLDERS ENTITLED TO VOTE
The Board of Directors has set the close of business on March 10, 2026 as the record date for determining those stockholders who are entitled to receive notice of, attend, and vote at the Annual Meeting or any adjournment(s) or postponement(s) thereof. Only stockholders of record at the close of business on the Record Date are entitled to receive notice of, attend, and vote at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for examination at YETI’s offices for ten days prior to the Annual Meeting.
This Notice of Annual Meeting of Stockholders, the accompanying proxy statement and YETI’s 2025 Annual Report to Stockholders are available at www.proxyvote.com.

ii	YETI® 2026 Proxy Statement

Notice of Annual Meeting of Stockholders
YOUR VOTE IS IMPORTANT
Whether or not you plan to attend the Annual Meeting, you are urged to submit your proxy or voting instructions in one of the manners described in the accompanying materials as soon as possible so that your shares will be represented and voted in accordance with your wishes and in order that the presence of a quorum may be assured at the Annual Meeting. If you plan to attend the Annual Meeting, please have on hand the control number on your proxy card or Notice of Internet Availability you previously received.
By Order of the Board of Directors,

Bryan C. Barksdale
Senior Vice President, Chief Legal Officer and Secretary
March 26, 2026

YETI® 2026 Proxy Statement	iii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement (this “Proxy Statement”) of YETI Holdings, Inc. (“YETI”) contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical or current fact included in this Proxy Statement are forward-looking statements. Forward-looking statements include statements containing words such as “anticipate,” “assume,” “believe,” “can,” “have,” “contemplate,” “continue,” “could,” “design,” “due,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “likely,” “may,” “might,” “objective,” “plan,” “predict,” “project,” “potential,” “seek,” “should,” “target,” “will,” “would,” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future performance or other events. For example, all statements made relating to future goals, commitments, programs, and initiatives as well as business performance and strategies are forward-looking statements. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that are expected and, therefore, you should not unduly rely on such statements. The risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these forward-looking statements include but are not limited to the risks and uncertainties contained in our filings with the United States Securities and Exchange Commission (the “SEC”), including our Annual Report on Form 10-K for the year ended January 3, 2026, as such filings may be amended, supplemented or superseded from time to time by other reports YETI files with the SEC.
As a result, the actual conduct of our activities, including the development, implementation, or continuation of any program, policy, or initiative discussed or forecasted in this Proxy Statement, may differ materially in the future. As with any projections or estimates, actual results or numbers may vary. The forward-looking statements contained in this Proxy Statement are made based upon detailed assumptions and reflect management’s current expectations and beliefs. While YETI believes that these assumptions underlying the forward-looking statements are reasonable, YETI cautions that it is very difficult to predict the impact of known factors, and it is impossible for YETI to anticipate all factors that could affect actual results. The forward-looking statements included here are made only as of the date hereof. YETI undertakes no obligation to update or revise any forward-looking statement as a result of new information, future events, or otherwise, except as required by law.
WEBSITE REFERENCES
In this Proxy Statement, we make references to our website at www.YETI.com. References to our website throughout this Proxy Statement are provided for convenience only and the content on our website does not constitute a part of, and shall not be deemed incorporated by reference into, this Proxy Statement.

iv	YETI® 2026 Proxy Statement

TABLE OF
CONTENTS

INTRODUCTION
This Proxy Statement is being furnished in connection with the solicitation of proxies by YETI’s Board of Directors (the “Board”) for use at YETI’s Annual Meeting to be held virtually on Thursday, May 7, 2026, at 8:00 a.m. CDT, at www.virtualshareholdermeeting.com/YETI2026 for the purpose of voting on the matters set forth in the Notice of Annual Meeting of Stockholders (the “Annual Meeting Notice”) and any adjournments or postponements thereof. YETI’s proxy materials are first being made available on or about March 26, 2026 to all stockholders entitled to vote at the Annual Meeting.
Please review and consider our Annual Report to Stockholders covering YETI’s fiscal year ended January 3, 2026 (our “Annual Report”) and this entire Proxy Statement before voting. In particular, see “Questions and Answers About the Annual Meeting” beginning on page 59 of this Proxy Statement for additional information about the Annual Meeting, including how to vote.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting.
As permitted by SEC rules, YETI has elected to make the Annual Meeting Notice, this Proxy Statement, and our Annual Report available to our stockholders primarily via the Internet at www.proxyvote.com, rather than mailing printed copies of these materials to each stockholder. Each stockholder (other than those who previously requested electronic delivery of all materials or previously elected to receive delivery of a paper copy of the proxy materials) will receive a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) containing instructions on how to access and review the proxy materials, including the Annual Meeting Notice, this Proxy Statement and the Annual Report, on the Internet and how to access an electronic proxy card to vote on the Internet. If you receive a Notice of Internet Availability by mail and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability to request that a paper copy be mailed to you.

MATTERS TO BE VOTED ON
The matters to be voted on at the Annual Meeting and the Board’s voting recommendations for such matters are as set forth below:

Board Recommendation	Page Reference

The election of the four Class II director nominees named in this Proxy Statement to serve until YETI’s 2029 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified;	FOR	3

The approval, by a non-binding advisory vote, of the compensation paid to YETI’s named executive officers;	FOR	22

The approval, by a non-binding advisory vote, of the frequency of future say-on-pay votes (a “say-on-frequency” vote); and	1 YEAR	52

The ratification of the appointment of PricewaterhouseCoopers LLP as YETI’s independent registered public accounting firm for the fiscal year ending January 2, 2027.	FOR	55

The stockholders will also transact such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

YETI® 2026 Proxy Statement	1

Introduction
ABOUT YETI
Headquartered in Austin, Texas, YETI is a global designer, retailer, and distributor of innovative outdoor products. As of January 3, 2026, we employed approximately 1,390 people worldwide, representing 12 countries. We distribute our products through an omni-channel strategy, comprised of our wholesale and our direct-to-consumer (“DTC”) channels. From coolers and drinkware to bags and apparel, YETI products are built to meet the unique and varying needs of outdoor pursuits, whether in the remote wilderness, at the beach, or anywhere life takes you. By consistently delivering high-performing, exceptional products, we have built a strong following of brand loyalists throughout the world, ranging from serious outdoor enthusiasts to individuals who simply value products of uncompromising quality and design. We have an unwavering commitment to outdoor and recreation communities, and we are relentless in our pursuit of building superior products for people to confidently enjoy life outdoors and beyond.
PEOPLE, PRODUCT, AND PLACES
As a brand rooted in passion for the outdoors, we are committed to serving as responsible stewards of the planet and our communities. YETI is built on the relationships we’ve made, the unparalleled products we create, and the places we've supported and helped to protect. As a result, our strategy, Keep the Wild Wild, centers on three interconnected areas, each with a set of specific goals and programs for addressing our most impactful environmental and social issues: People, Product, and Places.

People

YETI believes that people are central to our long-term success. We aim to create positive impact for the people in our workforce, supply chain, and communities, while also driving financial performance.

Product
YETI products are durable, high-performing, and built for the wild. We are committed to minimizing the environmental impact of bringing those products to life.

Places
At our core, YETI is driven by an unwavering commitment to the wild, and we recognize our role as responsible stewards of the outdoors.

2	YETI® 2026 Proxy Statement

OUR BOARD
OF DIRECTORS
PROPOSAL 1. ELECTION OF CLASS II DIRECTORS
The Board currently consists of nine qualified directors with skills aligned to our business and strategy. The term of our Class II directors expires at the Annual Meeting. Our Board has nominated each of the four current Class II directors for election at the Annual Meeting as further described under “Director Nominees” below. Each Class I and Class III director, described under “Directors Continuing in Office” below, will continue to serve as a director after the Annual Meeting.
Director nominees are elected by a plurality of the votes cast by holders of the shares of our common stock entitled to vote in the election of directors at a meeting of stockholders at which a quorum is present. This means that the four Class II director nominees who receive the most affirmative votes (among votes properly cast in person or by proxy) will be elected to the Board at the Annual Meeting.

The Board unanimously recommends that stockholders vote “FOR ALL” to elect each Class II director nominee to the Board.

OUR BOARD OF DIRECTORS

					Committee Membership
Name	Age	Class	Director Since	Current Term Expires	Audit	Compensation and Talent	Nominating and Governance
Director Nominees
Arne Arens	55	II	2025	2026
Mary Lou Kelley	65	II	2019	2026
Dustan E. McCoy	76	II	2018	2026
Robert K. Shearer	74	II	2018	2026
Directors Continuing in Office
Alison Dean	61	III	2020	2027
J. Magnus Welander	60	III	2025	2027
Elizabeth L. Axelrod	63	I	2023	2028
Frank D. Gibeau	57	I	2020	2028
Matthew J. Reintjes	50	I	2016	2028

Chair of the Board	Committee Chair	Committee Member	Audit Committee Financial Expert

YETI® 2026 Proxy Statement	3

Our Board of Directors
Board Skills Matrix
Experience & Strategic Competencies	Arens	Axelrod	Dean	Gibeau	Kelley	McCoy	Reintjes	Shearer	Welander

Finance/Accounting
We place high importance on accurate financial reporting and robust financial controls and value directors with an in-depth understanding of financial management, financial reporting and capital allocation processes.

Digital/E-Commerce A majority of our sales are through our DTC channel, which makes directors with experience in e-commerce operations and digital business strategies valuable.
Consumer Products Directors with consumer product experience contribute a deep understanding of our business needs, growth opportunities, industry risks, and product merchandising.

Global Business
Because we are continuing to expand internationally, we value directors with experience managing or overseeing global operations and who have experience navigating various cultural, political, and regulatory requirements.

Supply Chain
Given the increasingly complex and continually evolving global trade environment, we value directors with experience in supply chain management, including inventory management, distribution, logistics, and sourcing.

Technology/Cybersecurity
Directors with experience in technology, cybersecurity, or artificial intelligence provide critical perspective to us regarding oversight of the opportunities, risks, resources, and infrastructure related to such topics.

Marketing/Branding
Directors with marketing, media, branding, or reputational management experience provide critical insight into maintaining and strengthening our brand, which is integral to our success and growth plans.

Public Company Board/Governance
Directors with public company board experience contribute an understanding of board dynamics, investor relations, risk management, and oversight of strategic, operational, and compliance-related matters, as well as provide advice as to governance best practices.

Executive Leadership Directors with executive leadership experience provide us with knowledge of strategic planning, risk management, and oversight of operational and policy issues.
Talent Management Human resources and talent management experience assists our Board in overseeing compensation, succession planning, and talent acquisition/retention.

4	YETI® 2026 Proxy Statement

Our Board of Directors
BOARD SNAPSHOT

DIRECTOR NOMINEES
We are asking our stockholders to elect Arne Arens, Mary Lou Kelley, Dustan E. McCoy, and Robert K. Shearer to serve as Class II directors for a term of three years ending at our 2029 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified. Each Class II director nominee currently serves as a Class II director whose term expires at the Annual Meeting. The Board has nominated these directors following the recommendation of the Nominating and Governance Committee of the Board.
Each Class II director nominee has consented to be named as a director nominee in this Proxy Statement and to serve as a director if elected, and each director nominee has expressed his or her intention to serve the entire term. However, should any director nominee become unable or unwilling to serve as a director at the time of the Annual Meeting, the proxy holders may vote the proxies for the election of any substitute nominee the Board may nominate or designate, or the Board may reduce the number of directors constituting the Board. Unless otherwise directed, the proxy holders named in the proxy you submit intend to vote “For All” to elect each Class II director nominee to the Board.
DIRECTOR BIOGRAPHIES
The following sections provide information with respect to each nominee for election as a Class II director and each director who will continue to serve as a director after the Annual Meeting. This information describes the specific experience, qualifications, and skills considered by the Nominating and Governance Committee and the Board in assessing the appropriateness of the person to serve as a director, as well as the start of each director’s tenure on the Board, his or her age, and such director’s committee assignments. Ages are as of March 26, 2026.

YETI® 2026 Proxy Statement	5

Our Board of Directors
Director Nominees
Class II Directors (Terms Expire in 2026)

Arne Arens

CAREER HIGHLIGHTS
•
Unspun, PBC, an apparel technology company
   –
Chief Executive Officer (since 2026)
•
Boardriders, Inc., an action sports and lifestyle company
   –
Chief Executive Officer (2021 - 2023)
•
The North Face, a subsidiary of VF Corporation, a global lifestyle and apparel company
   –
Global Brand President (2017 - 2020)
   –
Vice President and Regional General Manager of the Americas (2017)
   –
Regional General Manager of Europe, Middle East and Africa (2012 - 2017)
•
NIKE, Inc., a global retailer of athletic footwear, apparel, and equipment
   –
Various executive roles in Europe

EDUCATION
•
M.B.A., Kellogg School of Management at Northwestern University
•
B.A., Communication Science and Business Administration, University of Amsterdam

KEY SKILLS AND QUALIFICATIONS
Mr. Arens was selected to serve on our Board because of his:
•
extensive leadership experience in global consumer brands
•
deep knowledge of retail and organizational design in major international companies
•
broad understanding of the sportswear and outdoor industries

Director Since: March 2025
Age: 55
Committees: Audit; Nominating and Governance
Independent: Yes

Mary Lou Kelley

CAREER HIGHLIGHTS
• Best Buy Co., Inc., a consumer electronics retailer
   –
President, E-commerce (2014 - 2017)
•
Chico’s FAS Inc., a retail women’s clothing chain
   –
Senior Vice President, E-commerce (2010 - 2014)
•
L.L.Bean, Inc., a retail company
   –
Vice President of Retail Real Estate and Marketing (2006 - 2009)

OTHER PUBLIC COMPANY BOARD SERVICE
•
The Kraft Heinz Company, a global food and beverage company (since 2025) — current member of Nominating and Corporate Governance Committee
•
Finning International Inc., a dealer of construction machinery and equipment (since 2018) — current member of Human Resources Committee and Safety, Environment & Social Responsibility Committee
•
Vera Bradley, Inc., a luggage and handbag design company (2015 - 2025)

EDUCATION
•
M.B.A., University of Virginia’s Darden School of Business
•
B.A., Economics, Boston College

KEY SKILLS AND QUALIFICATIONS
Ms. Kelley was selected to serve on our Board because of her:
•
extensive executive leadership experience
•
deep knowledge of consumer products, e-commerce, and omni-channel marketing
•
knowledge of corporate compensation and governance matters

Director Since: February 2019
Age: 65
Committees: Audit; Nominating and Governance (Chair)
Independent: Yes

6	YETI® 2026 Proxy Statement

Our Board of Directors

Dustan E. McCoy

CAREER HIGHLIGHTS
• Brunswick Corporation, a global manufacturer and marketer of recreation products
   –
Chairman of the Board and Chief Executive Officer (2005 - 2016)
   –
President, Brunswick Boat Group (2000 - 2005)
   –
Vice President, General Counsel and Corporate Secretary (1999 - 2000)
•
 Witco Corporation, a specialty chemical products company
   –
Executive Vice President
   –
Senior Vice President, General Counsel and Secretary

OTHER PUBLIC COMPANY BOARD SERVICE
•
Freeport-McMoRan Inc., a mining company (since 2006) — current member of Compensation Committee and Lead Independent Director
•
Louisiana-Pacific Corporation, a building materials manufacturer (since 2002) — current member of Compensation Committee, Executive Committee, and Governance & Corporate Responsibility Committee, and Lead Independent Director

EDUCATION
•
J.D., Salmon P. Chase College of Law, Northern Kentucky University
•
B.A., Political Science, Eastern Kentucky University

KEY SKILLS AND QUALIFICATIONS
Mr. McCoy was selected to serve on our Board because of his:
•
extensive leadership experience
•
broad understanding of global businesses
•
knowledge of corporate compensation, legal, compliance, governance and disclosure matters

Director Since: October 2018
Age: 76
Committees: Compensation and Talent
Independent: Yes

Robert K. Shearer (Chair of the Board)

CAREER HIGHLIGHTS
• VF Corporation, a global lifestyle and apparel company
   –
Senior Vice President and Chief Financial Officer (2005 - 2015)
   –
Vice President — Finance and Chief Financial Officer (2003 - 2005)
   –
Vice President and Controller (2000 - 2003)
   –
Various senior leadership positions, including two years as President of VF Corporation’s Outdoor Coalition, which was formed with the acquisition of The North Face brand (1986 - 2002)
•
Ernst & Young LLP, a multinational professional services firm
   –
Senior Audit Manager

OTHER PUBLIC COMPANY BOARD SERVICE
•
Church & Dwight Co., Inc., a household products manufacturer (since 2008) — current member of Audit Committee
•
Kontoor Brands Inc., a global lifestyle apparel company (since May 2019) — current Lead Independent Director, chair of Audit Committee, and member of the Talent and Compensation Committee

EDUCATION
•
B.S., Accounting, Catawba College

KEY SKILLS AND QUALIFICATIONS
Mr. Shearer was selected to serve on our Board because of his:
•
extensive public accounting, finance, and internal control experience
•
experience leading global retail consumer products expansion initiatives
•
knowledge of corporate disclosure matters
•
broad understanding of global businesses
•
experience in investor relations and communications

Director Since: October 2018
Age: 74
Committees: Audit (Chair)
Independent: Yes

YETI® 2026 Proxy Statement	7

Our Board of Directors
Directors Continuing in Office
Class III Directors (Terms Expire In 2027)

Alison Dean

CAREER HIGHLIGHTS
• iRobot Corporation, a leading global consumer robot company
   –
Executive Vice President, Chief Financial Officer, and Treasurer (2013 - 2020)
   –
Senior Vice President, Corporate Finance (2010 - 2013)
   –
Vice President, Finance (2005 - 2010)
•
3Com Corporation, a digital electronics manufacturer
   –
Several senior financial roles (1995 - 2005), including Vice President and Corporate Controller (2004 - 2005) and Vice President of Finance, Worldwide Sales (2003 - 2004)

OTHER PUBLIC COMPANY BOARD SERVICE
•
SmartRent, Inc., a provider of smart home and smart property solutions for the multifamily industry (since 2024) — current chair of Audit Committee and member of Nominating and Corporate Governance Committee
•
Everbridge, Inc., a global software company that provides critical event management and enterprise safety applications (2018 - 2024)

EDUCATION
•
M.B.A., Boston University
•
B.A., Business Economics, Brown University

KEY SKILLS AND QUALIFICATIONS
Ms. Dean was selected to serve on our Board because of her:
•
extensive consumer business experience
•
comprehensive corporate finance knowledge
•
experience leading global retail consumer products expansion initiatives

Director Since: October 2020
Age: 61
Committees: Audit; Nominating and Governance
Independent: Yes

J. Magnus Welander

CAREER HIGHLIGHTS
•
Thule Group AB, a global provider of premium outdoor, sports, and lifestyle equipment
   –
Chief Executive Officer (2010 - 2023)
   –
Business Area President Europe & RoW (2006 - 2010)
•
Envirotainer AB, a global pharmaceutical logistics company
   –
Chief Executive Officer (2001 - 2006)
•
Tetra Pak International SA, a global processing and packaging company
   –
Various managerial positions (1991 - 2001)

OTHER PUBLIC COMPANY BOARD SERVICE
•
Mips AB (since 2016) — current chair of the Board and chair of the Remuneration Committee
•
Embellence Group AB (since 2023) — current chair of the Board and chair of the Remuneration Committee
•
Vimian Group AB (since 2024) — current chair of the Board and chair of the People & Sustainability Committee and member of the M&A Committee

EDUCATION
•
Master of Science in Industrial Engineering & Management, Institute of Technology at Linköping University

KEY SKILLS AND QUALIFICATIONS
Mr. Welander was selected to serve on our Board because of his:
•
background as the CEO of a premium brand and director of publicly traded companies
•
extensive experience in international and product category expansion
•
deep knowledge of supply chain management for a global brand

Director Since: March 2025
Age: 60
Committees: Compensation and Talent; Nominating and Governance
Independent: Yes

8	YETI® 2026 Proxy Statement

Our Board of Directors
Class I Directors (Terms Expire in 2028)

Elizabeth L. Axelrod

CAREER HIGHLIGHTS
•
Airbnb, Inc., a vacation rental online marketplace company
   –
Global Head of Employee Experience (2017 - 2021)
•
eBay Inc., an e-commerce company
   –
Senior Vice President, Human Resources (2005 - 2015)
•
WPP plc, a multinational communications, advertising, and technology company
   –
Chief Talent Officer (2002 - 2005)

OTHER PUBLIC COMPANY BOARD SERVICE
•
Heidrick & Struggles International, Inc., an international executive search, management and leadership consulting firm (2016 - 2025)
•
WPP plc, a multinational communications, advertising, and technology company (2002 - 2005)

EDUCATION
•
M.P.P.M., Yale University
•
B.S., Economics, University of Pennsylvania’s Wharton School

KEY SKILLS AND QUALIFICATIONS
Ms. Axelrod was selected to serve on our Board because of her:
•
extensive human resources and talent management experience
•
deep understanding of global businesses and e-commerce
•
broad experience in corporate strategy

Director Since: December 2023
Age: 63
Committees: Compensation and Talent (Chair); Nominating and Governance
Independent: Yes

Frank D. Gibeau

CAREER HIGHLIGHTS
•
Take-Two Interactive Software, Inc., a leading developer of interactive entertainment
   –
President, Zynga Label (since 2022)
•
Zynga Inc., a leading provider of social game services
   –
Chief Executive Officer (2016 - 2022)
•
Electronic Arts Inc., a global leader in digital interactive entertainment
   –
Executive Vice President of EA Mobile (2013 - 2015)
   –
President of EA Labels (2011 - 2013)
   –
President of EA Games Label (2007 - 2011)
   –
Executive Vice President, General Manager, North America Publishing (2005 - 2007)
   –
Senior Vice President of North American Marketing (2002 - 2005)

OTHER PUBLIC COMPANY BOARD SERVICE
•
Hasbro, Inc., a global play and entertainment company (since 2024) — current chair of Finance and Capital Allocation Committee and member of Audit Committee
•
Zynga Inc., a leading provider of social game services (2015 - 2022)

EDUCATION
•
M.B.A., Santa Clara University
•
B.S., Business Administration, University of Southern California

KEY SKILLS AND QUALIFICATIONS
Mr. Gibeau was selected to serve on our Board because of his:
•
extensive leadership experience in a public company
•
extensive public accounting, finance, and internal control experience
•
deep knowledge of corporate strategy, product development and brand building

Director Since: February 2020
Age: 57
Committees: Audit; Compensation and Talent
Independent: Yes

YETI® 2026 Proxy Statement	9

Our Board of Directors

Matthew J. Reintjes

CAREER HIGHLIGHTS
•
YETI Holdings, Inc.
   –
President and Chief Executive Officer (since 2015)
•
Vista Outdoor Inc., a manufacturer of outdoor sports and recreation products, which, prior to 2015, was operated as a reporting segment of Alliant Techsystems Inc.
   –
Vice President of Outdoor Products (February 2015 - September 2015)
•
Alliant Techsystems Inc., an aerospace, defense, and sporting goods company
   –
Vice President of Accessories (2013 - 2015)
•
Bushnell Holdings, Inc., a portfolio of leading brands in outdoor and recreation products
   –
Chief Operating Officer (May 2013 - November 2013)
•
Hi-Tech Industrial Services, Inc., a supplier of industrial services
   –
Chief Operating Officer (January 2013 - May 2013)
•
Danaher Corporation, a global science and technology company
   –
President of KaVo Equipment Group-North America (2011 - 2013)
   –
President-Imaging (April 2011 - October 2011)
   –
Roles including Vice President/General Manager, Vice President of Sales, and Senior Product Manager (2004 - 2011)

OTHER PUBLIC COMPANY BOARD SERVICE
•
Harley-Davidson, Inc., a global motorcycle manufacturer (since 2025) — current member of the Audit and Finance Committee and Nominating and Corporate Governance Committee

EDUCATION
•
M.B.A., University of Virginia’s Darden School of Business
•
B.A., Economics, University of Notre Dame

KEY SKILLS AND QUALIFICATIONS
Mr. Reintjes was selected to serve on our Board because of his:
•
perspective and experience as our President and CEO
•
extensive experience in corporate strategy, brand leadership, new product development, and general management processes
•
operations leadership with companies in the outdoor sports and recreation products industries

Director Since: March 2016
Age: 50

10	YETI® 2026 Proxy Statement

CORPORATE
GOVERNANCE
YETI and the Board believe that sound corporate governance is a source of competitive advantage for YETI and allows the skills, experience, and judgment of the Board to support our executive management team, enabling management to improve our performance and maximize stockholder value. Our strong corporate governance practices, including those highlighted below, are reflected in our Corporate Governance Guidelines and other key governance documents, which set the framework for our governance structure. YETI’s Corporate Governance Guidelines, along with our other principal governance documents, are available under “Governance” in the Investor Relations section of our website, www.YETI.com.
DIRECTOR INDEPENDENCE
Currently, our Board consists of nine members, eight of whom are independent. For a director to be considered independent in accordance with applicable New York Stock Exchange (“NYSE”) listing standards, the Board must determine that the director does not have any direct or indirect material relationship with us (including as a partner, shareholder or officer of an organization that has a relationship with us). As required by applicable NYSE listing standards, the Board has affirmatively determined that each of Arne Arens, Elizabeth L. Axelrod, Alison Dean, Frank D. Gibeau, Mary Lou Kelley, Dustan E. McCoy, Robert K. Shearer, and J. Magnus Welander is independent under the NYSE listing standards and free of any material relationships with YETI other than as established through his or her service as a director of YETI. The Board also previously affirmatively determined that Robert A. Katz, who served on the Board until his resignation effective June 27, 2025, qualified as an independent director under applicable NYSE listing standards during the period of his service in 2025.
In determining director independence, the Board considers any transactions or relationships between a director and his or her immediate family and affiliates, on the one hand, and YETI and its management, on the other hand, to determine whether any such transactions or relationships are inconsistent with a determination that the director is independent. In connection with the Board’s assessment of the independence of Mses. Axelrod, Dean, and Kelley and Messrs. Arens, Gibeau, McCoy, Shearer, and Welander, and Mr. Katz during the period of his service in 2025, we found no such transactions or relationships.
BOARD REFRESHMENT
In early 2025, reflecting our ongoing Board refreshment efforts to further align Board composition with YETI’s strategy and future opportunities, the Board identified Mr. Welander as a potential director candidate, upon initial recommendation from our CEO, Mr. Reintjes. In addition, one of our stockholders, Engaged Capital, LLC (“Engaged Capital”), identified Mr. Arens as a potential director candidate. On March 14, 2025, we entered into a Cooperation Agreement (the “Cooperation Agreement”) with Engaged Capital and certain of its affiliates. Pursuant to the terms of the Cooperation Agreement, the Board agreed to appoint Mr. Arens and Mr. Welander as directors of the Board. Such appointments were effective March 24, 2025.
We engaged regularly with Engaged Capital over the past year as part of our ongoing shareholder dialogue and under the Cooperation Agreement. In connection with the 2026 annual meeting, following discussions, neither the Board nor Engaged Capital felt the need for the Board to add new skills or a new director at this time, but agreed to revisit this topic at the end of 2026. At that time, if Engaged Capital following discussions with YETI advises that, in their view it would be beneficial to add a new director to supplement the Board's skillset in light of the needs of the Board, YETI’s performance and other factors as are relevant at such time, and subject to customary board process and fiduciary duties, the CEO and the Board Chair would support to the Board the addition of a senior person from Engaged Capital or, alternatively, a mutually agreed independent candidate.

YETI® 2026 Proxy Statement	11

Corporate Governance
THE BOARD AND ITS COMMITTEES
In 2025, the Board held 11 meetings. Directors are expected to attend all Board meetings, meetings of committees on which they serve, and YETI’s annual meeting of stockholders. More to the point, directors are expected to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. Each director attended more than 75% of the aggregate of the meetings of the Board and of the meetings held by all committees of the Board on which such director served during the fiscal year ended January 3, 2026 (“fiscal 2025”). All directors then in office attended our 2025 Annual Meeting of Stockholders.
The Board currently has, and appoints the members of, three standing committees: the Audit Committee, the Compensation and Talent Committee, and the Nominating and Governance Committee. The principal responsibilities of each of these committees are described generally below and in detail in their respective committee charters, which have been approved by the Board and are available under “Governance” in the Investor Relations section of our website, www.YETI.com. The current members of each committee are identified below.

Audit Committee	Current Members: Mr. Shearer (Chair), Mr. Arens, Ms. Dean, Mr. Gibeau, and Ms. Kelley	Number of meetings in fiscal 2025: 5
The primary responsibilities of the Audit Committee are to:

•
assist the Board in fulfilling its oversight responsibilities with respect to (i) the integrity of YETI’s financial statements, (ii) YETI’s compliance with legal and regulatory requirements, (iii) the independent registered public accounting firm’s qualifications, independence and performance, and (iv) the performance of YETI’s internal audit function;

•
prepare the Audit Committee’s report included in this Proxy Statement;
•
advise and consult with management and the Board regarding the financial affairs of YETI;
•
appoint, compensate, retain, terminate and oversee the work of YETI’s independent registered public accounting firm;
•
oversee YETI’s enterprise risk management process;

•
discuss with management material legal matters;
•
review conflicts of interest and review for approval any related party transactions; and
•
oversee risks related to information technology, including cybersecurity and data privacy.

All members of the Audit Committee have been determined to be financially literate and to meet the applicable NYSE and SEC standards for Audit Committee independence. The Board has determined that each of Mr. Shearer and Ms. Dean qualifies as an “audit committee financial expert” within the definition established by the SEC.

12	YETI® 2026 Proxy Statement

Corporate Governance

Compensation and Talent Committee	Current Members: Ms. Axelrod (Chair), Mr. Gibeau, Mr. McCoy, and Mr. Welander	Number of meetings in fiscal 2025: 6
The primary responsibilities of the Compensation and Talent Committee are to:

•
establish and administer YETI’s policies, programs and procedures for compensating and providing benefits to its executive officers;
•
make recommendations to the Board regarding the compensation of non-employee directors;
•
review and approve corporate goals and objectives relevant to the compensation of the CEO and the other executive officers and evaluate the performance of such executive officers in light of these goals and objectives;

•
determine and approve the CEO’s and other executive officers’ compensation levels;
•
make recommendations to the Board with respect to incentive compensation plans and equity-based plans;
•
review employee compensation policies and programs to assess whether they encourage excessive or inappropriate risk taking;
•
determine and review stock ownership guidelines;
•
administer YETI’s clawback policy;

•
prepare the Compensation and Talent Committee’s report included in this Proxy Statement;
•
oversee professional development, management continuity and succession planning for the executive officers other than the CEO; and
•
review YETI’s policies, practices, and initiatives related to the management of its human capital, including culture, talent development, and retention, and oversee YETI’s risk management process with respect to these matters.

In performing its responsibilities, the Compensation and Talent Committee takes into account the recommendations of the CEO and the Chief Human Resources Officer in determining the compensation of executive officers other than with respect to the CEO. Otherwise, our executive officers do not have any role in determining the form or amount of compensation paid to our executive officers.

The Compensation and Talent Committee has retained Frederic W. Cook & Co., Inc. (“FW Cook”) as its independent compensation consultant. During fiscal 2025, FW Cook advised on and assisted with the review and evaluation of executive compensation and compensation of our non-employee directors. During fiscal 2025, FW Cook provided no services to YETI other than consulting services to the Compensation and Talent Committee regarding executive and non-employee director compensation. The Compensation and Talent Committee has reviewed the independence of FW Cook under the specific independence factors adopted by the SEC and NYSE and determined that FW Cook’s work does not raise any conflicts of interest. All members of the Compensation and Talent Committee have been determined to meet the applicable NYSE and SEC standards for compensation committee independence.

Nominating and Governance Committee	Current Members: Ms. Kelley (Chair), Mr. Arens, Ms. Axelrod, Ms. Dean, and Mr. Welander	Number of meetings in fiscal 2025: 4
The primary responsibilities of the Nominating and Governance Committee are to:

•
identify individuals qualified to become members of the Board;
•
recommend candidates to fill Board vacancies and newly-created director positions;
•
recommend whether incumbent directors should be nominated for re-election to the Board upon the expiration of their terms;

•
recommend corporate governance guidelines applicable to the Board and YETI’s employees;
•
oversee the evaluation of the Board and its committees;
•
assess and recommend Board members to the Board for committee membership;
•
oversee YETI’s engagement with stockholders on corporate governance and other relevant matters;

•
oversee the professional development, management continuity and succession planning for the CEO;
•
oversee the development of the Board succession plan; and
•
develop and monitor new director orientation and continuing education for all directors.

For an overview of the Nominating and Governance Committee’s process for evaluating and selecting potential board candidates, see “—Director Nomination Process” below.

YETI® 2026 Proxy Statement	13

Corporate Governance
BOARD SIZE, COMPOSITION, AND QUALIFICATIONS
The number of directors comprising the Board is fixed from time to time by resolution of the Board pursuant to our Amended and Restated Certificate of Incorporation, effective October 25, 2018. The Board is currently fixed at nine directors, eight of whom are independent. The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal governance structure so as to provide independent oversight of management.
The Nominating and Governance Committee makes recommendations to the Board concerning the composition of the Board and its committees, including size and qualifications for membership. The Nominating and Governance Committee evaluates the composition of the Board at least annually to ensure that the Board’s membership reflects a range of opinions and viewpoints. The Board believes having directors with different backgrounds, skills, perspectives and experiences maximizes group dynamics in terms of function and thought and brings to bear a Board that is more reflective of the overall investment community, the markets we serve and communities in which our customers reside.
DIRECTOR NOMINATION PROCESS
YETI’s Nominating Policy, which describes the process for evaluating and selecting potential director candidates, is administered by the Nominating and Governance Committee. The Nominating and Governance Committee has established the following minimum criteria for evaluating prospective Board candidates:
•	reputation for integrity, strong moral character and adherence to high ethical standards;
•	holds or has held a generally recognized position of leadership in the community and/or chosen field of endeavor and has demonstrated high levels of accomplishment;
•	demonstrated business acumen and experience, and ability to exercise sound business judgment and common sense in matters that relate to the current and long-term objectives of YETI;
•	ability to read and understand basic financial statements and other financial information pertaining to YETI;
•	commitment to understand YETI and its business, industry and strategic objectives;
•
commitment and ability to regularly attend and participate in meetings of the Board, Board committees and stockholders, limit the number of other company boards on which the candidates serves (as specified in YETI’s Corporate Governance Guidelines), and generally fulfill all responsibilities as a director of YETI , including in light of the candidate’s other time commitments;

•	willingness to represent and act in the interests of all stockholders of YETI rather than the interests of a particular group;
•	good health and ability to serve;
•
independence under applicable SEC and NYSE rules, and the absence of any conflict of interest (whether due to a business or personal relationship) or legal impediment to, or restriction on, the nominee serving as a director, it being understood that not all directors are required to be independent under the NYSE listing standards; and

•	willingness to accept the nomination to serve as a director of YETI.
The Nominating and Governance Committee may also consider the following factors in connection with its evaluation of each prospective nominee:
•
whether the prospective nominee will contribute to a mix of backgrounds, skills, perspectives and life experiences (including based on a consideration of the personal characteristics, skills and experience of all current and prospective directors) that provide for the representation of a broad range of perspectives on the Board;

•
for potential Audit Committee members, whether the nominee possesses the requisite education, training and experience to qualify as “financially literate” or as an “audit committee financial expert” under applicable NYSE and SEC rules;

•
for incumbent directors standing for re-election, the incumbent director’s performance during his or her term, including the number of meetings attended, level of participation, overall contribution to YETI, number of other company boards on which the director serves and any changed circumstances affecting the individual director that may bear on his or her ability to continue to serve on the Board; and

•	the composition of the Board and whether the prospective nominee will add to or complement the Board’s existing strengths.

14	YETI® 2026 Proxy Statement

Corporate Governance
The Nominating and Governance Committee solicits possible director candidates from a number of sources—including members of the Board, our CEO and other senior-level executive officers, individuals personally known to the members of the Board, our other outside advisors and the potential re-nomination of incumbent directors. The Nominating and Governance Committee may also employ professional search firms (for which it would pay a fee) to assist it in identifying potential members of the Board. In 2025, the Nominating and Governance Committee engaged Spencer Stuart, a third-party search firm, to assist in the process of identifying and evaluating potential independent director candidates.
The Nominating and Governance Committee will also consider any suggestions of director nominees from stockholders and will evaluate any such prospective nominees in the same manner and against the same criteria as any other prospective nominee identified from any other source. In addition, any stockholder may nominate one or more persons for election as one of our directors at an annual meeting of stockholders if the stockholder complies with the notice, information and consent provisions contained in our Amended and Restated Bylaws (the “Bylaws”). See “—Director Nominations and Stockholder Proposals” in this Proxy Statement and “Notice of Stockholder Business and Nominations” in the Bylaws.
COMPENSATION AND TALENT COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
During fiscal 2025, no member of the Compensation and Talent Committee (as identified above) had any material interest in a transaction of YETI or a business relationship with, or any indebtedness to, YETI, and no such director is currently or formerly an officer or employee of YETI.
None of the members of the Compensation and Talent Committee serves as an executive officer of any other entity that has a member of its compensation committee (or if no committee performs that function, the board of directors) serving as one of our executive officers. None of our executive officers have served as members of a compensation committee (or if no committee performs that function, the board of directors) or a director of any other entity that has an executive officer serving as a member of the Compensation and Talent Committee or a member of the Board.
BOARD FUNCTION, LEADERSHIP STRUCTURE, AND EXECUTIVE SESSIONS
The Board oversees the performance of YETI’s CEO and other senior management of YETI and works to assure that the best interests of stockholders are served.
The Board does not have a policy requiring either that the positions of the Chair of the Board and CEO should be separate or that they should be occupied by the same individual. The Board believes that this issue is properly addressed as part of the succession planning process and that it is in the best interests of YETI for the Board to make a determination on these matters when it elects a new CEO or Chair of the Board, or at other times when consideration is warranted by the circumstances. Currently, the roles are separate, with Mr. Reintjes serving as our CEO and Mr. Shearer, one of our independent directors, serving as Chair of the Board.
The Board is led by the Chair of the Board. The Chair of the Board oversees planning of the annual Board calendar and, in consultation with the other directors and management, schedules and sets the agenda for meetings of the Board. In addition, the Chair of the Board provides guidance and oversight to members of management and acts as the Board’s liaison to management. In this capacity, the Chair of the Board is actively engaged in significant matters affecting YETI.
The Board believes that this leadership structure is appropriate for YETI at this time because it provides our Chair of the Board with the readily available resources to manage the affairs of the Board while allowing our CEO to focus more on operational and management functions. An executive session of the non-management, independent directors is held in conjunction with each regular meeting of the Board.
THE ROLE OF THE BOARD IN SUCCESSION PLANNING
The Board believes effective succession planning is important to the continued success of YETI. The Compensation and Talent Committee oversees, and annually reports to the Board on, the professional development, management continuity and succession planning for YETI’s executive officers other than the CEO. The Nominating and Governance Committee oversees, and annually reports to the Board on, the professional development, management continuity and succession planning for the CEO. In addition, at least annually, the Nominating and Governance Committee reports to the Board on succession planning for the Chair of the Board and other members of the Board. Each succession plan includes an emergency plan in the event of an unexpected retirement, resignation or other vacancy in such position.

YETI® 2026 Proxy Statement	15

Corporate Governance
THE ROLE OF THE BOARD IN RISK OVERSIGHT
Our internal audit team annually facilitates an enterprise risk assessment with senior management and, through this process, management identifies, aggregates and assesses material risks impacting our company, operations, and strategic objectives, which may include operational, financial, legal and regulatory, human capital, information technology, cybersecurity, sustainability, strategic and reputational risks. Management and the Board rank YETI’s risks based on their potential impact to YETI’s ability to meet our strategic priorities. Management determines appropriate risk responses for the most significant enterprise risks. Outside of this annual process, management is responsible for our day-to-day risk management activities.
As part of its oversight function, the Board plays an active role, both as a whole and at the committee level, in overseeing management of YETI’s risks. The Audit Committee has primary oversight responsibility with respect to financial risks as well as oversight responsibility for our overall risk assessment and risk management policies and systems. The Audit Committee oversees our procedures for the receipt, retention, and treatment of complaints relating to accounting and auditing matters and oversees our management of legal, ethics and regulatory compliance programs. The Audit Committee regularly interacts with our accounting and legal personnel, internal audit team, ethics & compliance team, and our independent auditors in fulfillment of this oversight function. Our Audit Committee also oversees risks related to our information technology systems, processes, and procedures, including risks related to cybersecurity and data privacy. The Compensation and Talent Committee oversees risks relating to our compensation plans and programs, human capital management, and management continuity. The Compensation and Talent Committee has reviewed and considered our compensation policies and programs in light of the Board’s risk assessment and management responsibilities and will continue do so in the future on an annual basis. The Compensation and Talent Committee believes that none of our compensation policies and programs for our executives and other employees encourage excessive or inappropriate risk taking or give rise to risks reasonably likely to have a material adverse effect on us. The Compensation and Talent Committee also, on at least an annual basis, considers and evaluates the independence and potential conflicts of interest of its advisors, including its independent compensation consultant. Our full Board is responsible for the oversight of our sustainability strategy (which is reviewed and approved by YETI’s CEO at the executive level, with key insight and support from all members of our senior leadership team). Specific sustainability topics are addressed by different committees of our Board.
Senior management attends Board and committee meetings at the invitation of the Board or its committees and is available to address any questions or concerns raised by the Board on risk management and any other matters. The Audit and Compensation and Talent Committees also rely on the advice and counsel of our independent registered public accounting firm and independent compensation consultant, respectively, to raise awareness of any risk issues that may arise during their regular reviews of our financial statements, audit work, and executive compensation policies and practices. The Board is updated on each committee’s risk oversight and other activities via meeting reports from each committee chair to the full Board at each Board meeting.
BOARD EVALUATIONS
At least annually, the Nominating and Governance Committee oversees an evaluation of the performance of the Board as a whole and each committee of the Board. As part of this process, the Board conducts a self-evaluation of the Board as a whole to determine, among other matters, whether the Board is functioning effectively and each committee of the Board conducts a self-evaluation of their own effectiveness. The results of these evaluations are considered by the Nominating and Governance Committee and the Board in connection with recommending and selecting director nominees for election at each annual meeting of stockholders. See “—Director Nomination Process” above for further information.
OVERBOARDING POLICY
YETI’s directors are generally limited to serving on the boards of directors of not more than four total public companies, including YETI, and any director who serves as an executive officer of YETI is limited to serving on the board of directors of two total public company boards, including YETI. The Board may, in its discretion, approve exceptions to this policy on a case-by-case basis upon recommendation of the Nominating and Governance Committee. Directors should advise the Chair of the Board and the Chair of the Nominating and Governance Committee in advance of accepting an invitation to serve on the board of directors (or similar body) of another company. Additionally, the Chief Executive Officer and other executive officers of YETI must seek the approval of the Board before accepting membership on other boards (or similar bodies), including corporate and charitable boards. Neither the Chief Executive Officer nor any other executive officer of YETI may serve on any board of directors of a company if the chief executive officer or another executive officer of that company is serving on YETI’s Board. Each member of our Board is currently in

16	YETI® 2026 Proxy Statement

Corporate Governance
compliance with our overboarding policy. Our Nominating and Governance Committee reviews this policy as part of its annual review of our Corporate Governance Guidelines, and reviews each director’s total board service annually in connection with its evaluation of incumbent directors standing for re-election as described under “—Director Nomination Process.”
CODE OF BUSINESS CONDUCT
We are dedicated to maintaining the highest ethical standards throughout our business and operations. YETI’s written code of business conduct (the “COBC”) applies to our directors, executive officers, and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions. Because our consultants, agents, suppliers, contractors, and other third-parties are an extension of YETI, we expect them to also follow the spirit of our COBC, as well as any applicable contractual provisions, when working on behalf of YETI. The COBC expands upon YETI’s commitment to legal and disclosure compliance and more fully addresses the protection and proper use of YETI’s assets. It includes provisions to promote compliance with applicable governmental laws, rules, and regulations, including, without limitation, securities laws, antitrust laws, and anti-bribery and anti-corruption laws. The COBC also implements more detailed standards for reporting and enforcement of violations of the COBC.
A current copy of the COBC is posted under “Governance” on the Investor Relations section of our website, www.YETI.com. To the extent required by applicable rules adopted by the SEC and the NYSE, we intend to disclose future amendments to the COBC, or waivers from the COBC granted to our executive officers and directors, at this location on our website.
COMMUNICATION WITH THE BOARD
We encourage our stockholders and other interested persons to communicate with the Board. Written communications to members of the Board, the independent members of the Board as a group, or the Chair of the Board can be sent to the following: Board of Directors, c/o YETI Holdings, Inc., 7601 Southwest Parkway, Austin, Texas 78735. All such communications will be forwarded to the applicable directors for their review, except for communications that (a) contain material that is not appropriate for review by the Board based upon the Bylaws and the established practice and procedure of the Board, or (b) contain improper or immaterial information.
INSIDER TRADING POLICY
We maintain an Insider Trading Policy governing, among other things, the purchase, sale and other dispositions of our securities by our directors, executive officers, other employees, and other persons with access to material nonpublic information, such as contractors or consultants, as determined by YETI from time to time. We believe our Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, as well as the NYSE listing standards applicable to us. Among other things, our insider trading policy prohibits our directors, officers and employees from purchasing, selling, and/or otherwise disposing of our securities while in possession of material non-public information. The foregoing summary of our Insider Trading Policy does not purport to be complete and is qualified by reference to the full text of our Insider Trading Policy, a copy of which can be found as Exhibit 19.1 to our Annual Report on Form 10-K filed with the SEC on February 27, 2026. Because our Insider Trading Policy is designed to address transactions in our securities by our executive officers, other employees, members of the Board and other designated persons, our Insider Trading Policy does not govern purchases of our securities by our company.
ANTI-HEDGING AND ANTI-PLEDGING POLICIES
Pursuant to YETI’s Insider Trading Policy, directors, executive officers, other employees, and other persons with access to material nonpublic information (such as contractors or consultants, as determined by YETI from time to time) may not engage in transactions of a speculative or risk mitigating nature involving YETI securities at any time, including, but not limited to, put or call options, straddles or other transactions involving YETI-based derivative securities, margining YETI securities, or otherwise pledging YETI securities as collateral or entering into any other hedging transactions that hedge or offset or are designed to hedge or offset any decrease in the market value of YETI Securities (including prepaid variable forward contracts, equity swaps, collars and exchange funds). In addition, individuals subject to our Insider Trading Policy are prohibited at all times from short-selling YETI common stock.

YETI® 2026 Proxy Statement	17

Corporate Governance
NON-EMPLOYEE DIRECTOR COMPENSATION
Our non-employee directors receive compensation in accordance with our Non-Employee Director Compensation Policy, which was last amended effective May 1, 2025. This amendment, among other administrative updates, increased the cash retainer from $75,000 to $85,000 and the equity retainer from $145,000 to $155,000. All of our non-employee directors are currently eligible to receive compensation under this Policy.

Position	Annual Retainer ($)
Board Service (all directors)
Cash Retainer	85,000
Equity Retainer(1)	155,000
Leadership Roles
Non-Executive Chair of the Board	115,000
Lead or Presiding Director of the Board (if any)	40,000
Committee Chair Service
Audit Committee Chair	25,000
Compensation and Talent Committee Chair	20,000
Nominating and Governance Committee Chair	20,000
Special Committee Chair (e.g., strategic transactions, investigations, key employee searches)	(2)
Committee Membership
Audit Committee	12,500
Compensation and Talent Committee	10,000
Nominating and Governance Committee	10,000
Special Committee (if established)	7,500

(1)	Granted in the form of RSUs or DSUs, as described below under “Equity Compensation.”
(2)	To be determined if and when any Special Committee is established.
Cash Compensation
Absent a deferral election, cash compensation is paid quarterly in arrears and pro-rated based on days of service on the Board. Each non-employee director is also entitled to receive additional cash compensation for serving as the chair of the Board, the chair of a committee, or a committee member. All of our directors are reimbursed for their reasonable out-of-pocket expenses related to their service as a member of the Board or one of its committees.
By the end of the taxable year before the next annual meeting of our stockholders, or on a pro rata basis as of the date of a non-employee director’s initial election or appointment to the Board, non-employee directors are able, subject to compliance with tax deferral rules, to elect to defer into deferred stock units (“DSUs”) all or part of the annual cash retainer, or chair or committee cash fees, that would be earned between such date and our next annual meeting of stockholders, which we refer to as the service period. Such DSUs would be issued on the first day of the service period on the basis of our stock price on the date of grant, rounded up or down for any partial shares. Such DSUs would vest on the earlier to occur of (a) the first anniversary of the date of grant and (b) the next following annual meeting of our stockholders, subject to the director’s continued service through the applicable vesting date. Any vested DSUs will be settled in shares of our common stock on the earlier of (a) a date specified by the non-employee director in his or her deferral election form and (b) the six-month anniversary of the non-employee director’s cessation of service on the Board.

18	YETI® 2026 Proxy Statement

Corporate Governance
During any period of deferral, non-employee directors will accrue dividend equivalents on their DSUs to the extent dividends are paid on shares of our common stock. The definitive terms regarding any DSUs will be set forth in the DSU award agreement and the accompanying deferral election form completed by the applicable director.
Equity Compensation
On the date of each annual meeting of our stockholders, or on a pro rata basis upon initial election or appointment to the Board, non-employee directors are granted an award of restricted stock units (“RSUs”) worth $155,000 (based on our closing stock price on the date of grant). This award vests in full on the earlier to occur of (a) the first anniversary of the date of grant and (b) immediately prior to our next annual meeting of our stockholders, subject to the director’s continued service through the applicable vesting date.
Our non-employee directors are able to elect to defer all or part of the grant of RSUs in the form of DSUs, which will vest in full on the same basis as a non-employee director’s RSUs vest and will be settled in shares of our common stock. The terms of such DSUs are the same as described above regarding cash compensation deferred as DSUs.
Company Product Discount
Similar to employees, directors are entitled to a discount off the suggested retail price of certain Company products. YETI believes that this discount serves a business purpose by expanding the directors’ knowledge of our products and providing a branding opportunity.
Non-Employee Director Stock Ownership Guidelines
The Board has adopted stock ownership guidelines for directors which specify target amounts of share ownership. Each of our non-employee directors is required to own stock in an amount equal to not less than five times his or her annual cash retainer. For purposes of this requirement, a non-employee director’s holdings include shares of our common stock held directly or indirectly, individually or jointly, as well as vested or earned share awards, including, but not limited to, shares underlying vested or earned RSUs and DSUs.
Until the stock ownership requirements have been satisfied, non-employee directors are required to retain 100% of the shares received upon settlement of RSUs (net of shares with a value equal to the amount of taxes owed by such non-employee director in respect of such settlement). All directors have met the ownership requirements other than Ms. Axelrod and Messrs. Arens and Welander, who have been progressing toward the requirement since joining the Board.
Fiscal 2025 Director Compensation Table
The table below sets forth information regarding all compensation awarded to, earned by, or paid to our non-employee directors during fiscal 2025.

Name	Fees earned or paid in cash(1) ($)	Stock Awards(2) ($)	Total ($)
Arne Arens(3)	61,541	170,348	231,889
Elizabeth L. Axelrod	104,973	155,000	259,973
Alison Dean	102,486	155,000	257,486
Frank D. Gibeau	102,486	155,000	257,486
Robert Katz(4)	63,740	155,000	218,740
Mary Lou Kelley	112,486	155,000	267,486
Dustan E. McCoy	95,000	155,000	250,000
Robert K. Shearer	219,986	155,000	374,986
J. Magnus Welander(3)	60,295	170,348	230,643

(1)
Represents retainers for Board service and for Board chair, committee chair and committee service. Ms. Axelrod and Messrs. Shearer and Welander elected to defer a portion of their annual cash retainer and committee cash fees, as applicable.

YETI® 2026 Proxy Statement	19

Corporate Governance
(2)
Represents the grant date fair value of RSUs granted on May 1, 2025 calculated in accordance with FASB Accounting Standards Codification Topic 718 (“Topic 718”). Mses. Axelrod and Kelley and Messrs. Arens, Shearer, and Welander elected to receive DSUs in lieu of RSUs. For Messrs. Arens and Welander, this column also includes the grant date fair value of DSUs granted on March 24, 2025 calculated in accordance with Topic 718 (with such awards having a grant date fair value of $15,348). As of January 3, 2026, Mr. Arens held 5,913 DSUs, Ms. Axelrod held 14,464 DSUs, Ms. Dean held 1,342 DSUs and 5,467 RSUs, Mr. Gibeau held 6,322 DSUs and 5,467 RSUs, Ms. Kelley held 27,757 DSUs, Mr. McCoy held 3,155 DSUs and 5,467 RSUs, Mr. Shearer held 62,085 DSUs, and Mr. Welander held 9,847 DSUs.

(3)
Messrs. Arens and Welander were both appointed to the Board effective March 24, 2025. Therefore, on such date, they were each granted a prorated equity award for the 2024-2025 service period and began earning a prorated cash retainer. They were appointed to committees effective May 1, 2025 and began earning committee fees on such date.

(4)	Mr. Katz resigned from the Board effective June 27, 2025.

20	YETI® 2026 Proxy Statement

Corporate Governance
EXECUTIVE OFFICERS
Below is a list of the names, ages, positions, and a brief summary of the business experience of individuals who serve as our executive officers as of March 26, 2026.

Name	Age (as of March 26, 2026)	Position
Matthew J. Reintjes	50	President and Chief Executive Officer, Director
Scott C. Bomar	54	Senior Vice President, Chief Financial Officer and Treasurer
Bryan C. Barksdale	55	Senior Vice President, Chief Legal Officer and Secretary
Martin H. Duff IV	50	Senior Vice President, Chief Supply Chain and Operations Officer

Matthew J. Reintjes. Mr. Reintjes’ biographical information is disclosed on page 10 of this Proxy Statement under “Director Biographies—Directors Continuing in Office—Class I Directors (Terms Expire in 2028).”
Scott C. Bomar. Mr. Bomar has served as our Senior Vice President, Chief Financial Officer and Treasurer since February 23, 2026. Mr. Bomar joined YETI from The Home Depot, Inc., a home improvement retailer, where he served as Senior Vice President of Finance since October 2022. From 2021 to 2022, Mr. Bomar served as Senior Vice President and Chief Financial Officer of Deluxe Corporation, a payments and business technology company. Prior to Deluxe Corporation, Mr. Bomar served in roles of increasing responsibility at The Home Depot, Inc. since 2005. Mr. Bomar has also held positions with Deloitte and SEI Investments. He holds a B.S. in Industrial Engineering from Georgia Institute of Technology and an M.B.A. from Duke University.
Bryan C. Barksdale. Mr. Barksdale has served as our Chief Legal Officer since February 2024, our General Counsel since August 2015 and our Secretary since December 2015. Mr. Barksdale was named as a Senior Vice President in September 2018. Prior to joining us, Mr. Barksdale served as General Counsel of iFLY Holdings, Inc., a designer, manufacturer, and operator of vertical wind tunnels used in indoor skydiving facilities, from January 2015 to July 2015. From August 2010 to January 2015, Mr. Barksdale served as Chief Legal Officer, General Counsel, and Secretary of Bazaarvoice, Inc., a social commerce software-as-a-service company. From February 2005 to August 2010, Mr. Barksdale practiced corporate and securities law at Wilson Sonsini Goodrich & Rosati, Professional Corporation. Mr. Barksdale previously practiced corporate and securities law with Brobeck, Phleger & Harrison LLP and with Andrews Kurth LLP. Mr. Barksdale holds a B.A. from The University of Texas at Austin, an M.Ed. from the University of Mississippi, and a J.D. from Washington & Lee University School of Law.
Martin H. Duff IV. Mr. Duff has served as our Senior Vice President, Chief Supply Chain and Operations Officer since March 2026. From November 2022 to March 2026 he served as Senior Vice President, Supply Chain & Operations. Mr. Duff oversees YETI’s global supply chain, operations, and technology organizations. Before joining YETI, Mr. Duff spent 11 years at VF Corporation, a global apparel, footwear, and accessories company, in several supply chain leadership roles. He most recently served as the Vice President, Supply Chain — Americas Region, where he led all supply chain planning, inventory management, customer service, distribution and logistics functions for brands including The North Face, Vans, Supreme, Timberland and Dickies across the U.S., Canada, Mexico, and distributor markets. Before this role, Mr. Duff lived in Hong Kong as the Vice President, Footwear Sourcing & Digital Product Creation for Vans, The North Face, Timberland, Altra, and Reef across China, Vietnam, Bangladesh, Cambodia, and the Philippines. Before his time at VF Corporation, Mr. Duff spent nine years at Johnson & Johnson and served in several operational leadership positions overseeing supply chain and operational logistics for brands such as Neutrogena and the Oral Care business portfolio. Mr. Duff holds a B.S. in Marketing and International Business and an M.S. in Business Administration from Pennsylvania State University.

YETI® 2026 Proxy Statement	21

EXECUTIVE
COMPENSATION
PROPOSAL 2. APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS
In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, our stockholders have the opportunity to approve, on an advisory (non-binding) basis, the compensation paid to our named executive officers (“NEOs”) as disclosed pursuant to the SEC’s compensation disclosure rules, which disclosure includes the Compensation Discussion and Analysis, the compensation tables, and the narrative disclosures that accompany the compensation tables (a “say-on-pay” vote). At our 2020 Annual Meeting of Stockholders, stockholders voted on a non-binding proposal to advise on whether the advisory vote on executive compensation should occur every one, two or three years. As a majority of our stockholders voted in favor of an annual advisory vote, the Board decided to annually provide stockholders with an advisory vote on the compensation of our NEOs (and the Board is recommending stockholders approve an annual advisory vote in this year’s say-on-frequency proposal below). Accordingly, YETI is providing stockholders with its annual advisory vote on executive compensation. We are asking stockholders to indicate their support for our NEOs’ compensation as described in this Proxy Statement by voting “For” the following resolution at the Annual Meeting:
“RESOLVED, that the compensation paid to the named executive officers, as disclosed in this Proxy Statement pursuant to the SEC’s executive compensation disclosure rules, which disclosure includes the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure, is hereby approved.”
As an advisory vote, this proposal is not binding. However, the Board and the Compensation and Talent Committee (referred to as “the Committee” throughout this Executive Compensation section), which is responsible for designing and administering our executive compensation program, value the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future executive compensation decisions.
As described in detail in the Compensation Discussion and Analysis, our executive compensation program is designed to motivate and reward exceptional performance in a straightforward and effective way, while also recognizing the size, scope, and success of YETI’s business. We believe that our executive compensation program, with its balance of short-term incentives and long-term incentives, rewards sustained performance that is aligned with long-term stockholder interests. We encourage stockholders to read the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosures, which set forth the details of our executive compensation program.

The Board unanimously recommends that stockholders vote “FOR” the approval, on an advisory basis, of the compensation paid to our NEOs as disclosed in this Proxy Statement.

22	YETI® 2026 Proxy Statement

Executive Compensation
COMPENSATION DISCUSSION AND ANALYSIS
We are committed to providing our stockholders with a thorough understanding of our executive compensation program and its link to our strategic objectives and business priorities. This compensation discussion and analysis (“CD&A”) describes the philosophy, objectives, process, components and additional aspects of our 2025 executive compensation program and aligns with the amounts shown in the executive compensation tables that immediately follow. While the principles underlying YETI’s compensation philosophy extend to all levels of the organization, this CD&A and the accompanying tables specifically analyze and provide historical compensation information for our NEOs.
Our Named Executive Officers for Fiscal 2025(1)

Matthew J. Reintjes	Michael J. McMullen	Bryan C. Barksdale	Martin H. Duff IV
President and Chief Executive Officer	Former Senior Vice President, Chief Financial Officer and Treasurer(2)	Senior Vice President, Chief Legal Officer and Secretary	Senior Vice President, Chief Supply Chain and Operations Officer

(1)	Throughout all of fiscal 2025, YETI had four executive officers.
(2)	Effective February 23, 2026, Scott C. Bomar replaced Mr. McMullen as Senior Vice President, Chief Financial Officer and Treasurer.

YETI® 2026 Proxy Statement	23

Executive Compensation
Executive Summary
Fiscal 2025 Business Highlights*
YETI is a performance-driven organization, and the Committee believes there is a strong connection between our growth, the targets we communicate externally, and the corresponding compensation decisions that we make with respect to our NEOs and the company as a whole. In fiscal 2025:
•	Adjusted net sales increased 2% to $1,868.5 million from the prior year;
•
Adjusted gross profit decreased to $1,072.3 million, or 57.4% of adjusted net sales, compared to $1,076.9 million, or 58.6% of adjusted net sales, in the prior year. The 120 basis points decrease in gross margin included a 230 basis point unfavorable impact from higher tariff costs;

•
Adjusted operating income, which, in addition to adjusted net sales, is a performance metric under our annual short-term incentive plan, decreased 13% to $269.7 million, or 14.4% of adjusted net sales, compared to $309.4 million, or 16.8% of adjusted net sales, in the prior year. The adjusted operating income margin of 14.4% reflects an approximately 200 basis point unfavorable net impact from higher tariff costs; and

•
Adjusted net income decreased 14% to $202.4 million, or 10.8% of adjusted net sales, compared to $234.0 million, or 12.7% of adjusted net sales in the prior year, and our adjusted net income per diluted share decreased 9% to $2.48, compared to $2.73 per diluted share in the prior year. Adjusted net income per diluted share in the current year period included an unfavorable net impact from higher tariff costs of approximately $0.35.

Adjusted Net Sales*

$1,411
$1,634
$1,680
$1,839
$1,869
2021
2022
2023
2024
2025

Adjusted Gross Profit*

$816
$860
$956
$1,077
$1,072
57.8%
52.7%
56.9%
58.6%
57.4%
2021
2022
2023
2024
2025
Adjusted Gross Profit
% Margin

Adjusted Operating Income*

$295
$274
$263
$309
$270
20.9%
16.8%
15.6%
16.8%
14.4%
2021
2022
2023
2024
2025
Adjusted Operating Income
% Margin

Free Cash Flow*

$90
$55
$235
$220
$212
2021
2022
2023
2024
2025

Note: $ in millions, except percentages.
*
For a reconciliation of adjusted net sales, adjusted gross profit, adjusted gross margin, adjusted operating income, adjusted operating margin, adjusted net income, adjusted net income per diluted share, and free cash flow as set forth in this Proxy Statement to the nearest GAAP measure, see “Appendix A: Reconciliation of Non-GAAP Measures.”

During 2025, the United States implemented incremental tariffs on imports from many countries. Most of our products are produced in countries that are subject to these tariffs. As a result, the cost to import our products into the United States increased. We pursued strategic options to mitigate the impact of tariffs. For example, in response to the elevated tariffs on imports from China announced in early 2025, we accelerated the diversification of our Drinkware manufacturing to additional countries beyond China.

24	YETI® 2026 Proxy Statement

Executive Compensation
In addition, we managed operating expenses, working capital and cash; negotiated with suppliers; evaluated pricing strategies; leveraged tariff exemptions where possible; and pursued other supply chain optimization activities. However, these increased tariff costs had a material negative impact on our gross margins and results of operations in 2025.
Fiscal 2025 Performance Achievement
Based on our performance relative to our pre-established performance goals, and after giving effect to the tariff-related adjustment described below, we achieved a payout at 71% of target under the Short-Term Incentive Plan (“STIP”) covering the performance period of fiscal 2025. We achieved a payout at 200% of target for the performance-based restricted stock units (“PBRSUs”) covering the performance period of fiscal 2023 through fiscal 2025, which was not adjusted for the impact of tariffs.
Overview of 2025 Compensation Program
YETI’s 2025 compensation program for NEOs consisted of base salary; annual cash incentive award under the STIP; and long-term equity incentive (“LTI”) award, split between time-based RSUs and PBRSUs.

Compensation Type		Pay Element	Key Features	Objective
Fixed	Cash	Base Salary	• Reviewed annually • Fixed pay based on each executive’s role, skills, experience, performance, external market value, and internal equity	• Provide stable compensation to executive officers and allow us to attract and retain skilled executive talent and maintain a stable leadership team
Variable		Short-Term Annual Incentive Award
•
Requires the achievement of adjusted net sales and adjusted operating income targets
•
Sets target cash award as a percentage of base salary
•
Annual payouts range from 0% to 200% of the target opportunity
• Reward achievement of key drivers of our annual operating plan (“AOP”)
	Equity	Long-Term Incentive Award: Time-Based RSUs	• Paid in shares of YETI common stock upon vesting • 3-year vesting period: 1/3 after year 1, then 1/6 semi-annually thereafter	• Link compensation to stockholder value creation through stock price growth • Promote retention
Long-Term Incentive Award: Performance-Based RSUs
•
Number of PBRSUs eligible to vest is based on cumulative free cash flow (“FCF”) performance, with a relative total stockholder return modifier
•
Paid in shares of YETI common stock upon vesting
•
3-year performance period with cliff vesting after the performance period
•
Requires corporate performance against goals to be at least 90% of target in order for any PBRSU award to be earned
•
Caps PBRSU payout at 200% of the target award for maximum performance

•
Link executives’ interests to long-term operating performance (with performance measured using FCF and relative TSR performance metrics) and shareholder value creation
•
Promote long-term focus and retention

Key 2025 Compensation Program Decisions
The Committee regularly reviews all components of our compensation program in order to verify that each executive officer’s total compensation is consistent with our compensation philosophy and objectives and that each component is serving a purpose in supporting the execution of our strategy. In fiscal 2025, the Committee maintained substantially the same executive compensation program as in effect during fiscal 2024, which garnered a high degree of stockholder support.
Compensation Program Changes for 2026
As a result of the Committee’s regular review of its compensation program, with assistance from FW Cook, the Committee made several meaningful changes to our compensation program for 2026. The Committee believes these changes show our commitment to our long-term strategic priority of growing top-line results, while continuing to responsibly manage expenses.
•	For the 2026 STIP, the weighting of 60% Adjusted Operating Income and 40% Adjusted Net Sales was changed to 50% Adjusted Operating Income and 50% Adjusted Net Sales.
•
For the 2026 PBRSUs, the three-year performance period with a cliff vesting structure was maintained, but the financial performance metric was changed from 100% cumulative FCF to 50% cumulative Adjusted Net Sales and 50% cumulative Adjusted Earnings per Share. A relative TSR modifier was also maintained but changed to linear interpolation between the 25th and 75th percentiles to increase impact.

YETI® 2026 Proxy Statement	25

Executive Compensation
Compensation Philosophy and Objectives
YETI’s compensation philosophy is based on the following core components:

Align pay with business strategy and stockholders’ interests	Motivate and reward achievement of key goals	Provide competitive pay to attract and retain talent	Balance value and cost considerations

•
Our performance metrics are consistent with our AOP

•
Equity awards promote long-term operational focus, and in turn, stock price performance, which tie executive officer interests with those of our stockholders

•
Our performance-based incentives use financial metrics that tie to our short- and long-term goals

•
We motivate executive officers to accomplish our key strategic goals by clearly linking quantitative objectives to compensation

•
We reference the structure and amounts paid at peer group companies and industry surveys

•
Each executive officer’s compensation may vary from peer group companies or industry surveys to reflect their specific experience, skills, responsibilities, or other internal factors

•
We consider the overall costs of our executive compensation program to ensure that both YETI and the executive officers get value from the program

•
We monitor pay levels and elements in the industry and with our peers so that compensation decisions are made with consideration of value and cost

We strive to align our executive compensation program with the interests of YETI and our stockholders. The chart below highlights certain pay practices that we utilize and those that we avoid.

What We Do
Link a significant portion of pay to business or stock performance
Balance short- and long-term compensation
Apply robust stock ownership guidelines to officers and directors
Have a clawback policy that permits recovery in the event of certain restatements of financial results or as required by laws
Maintain double trigger change-in-control provisions
Regularly review share utilization
Use an independent compensation consultant

What We Don’t Do
No employment agreements other than with the CEO
No dividends on unearned awards
No hedging or pledging of YETI securities by our employees or directors
No repricing of underwater stock options without stockholder approval
No excessive perquisites
No excise tax gross-ups
No special retirement programs specific to executive officers

Compensation Risk Assessment
In designing our executive compensation program, we also consider many other factors, including risks that may arise from the structure of our program. Because short- and long-term incentives motivate executive officers to pursue achievement of challenging goals, we consider whether the program may lead to undue pressure on executive officers to take excessive risks. In connection with this, there are a number of items in our executive compensation program to mitigate such risks, including stock ownership guidelines, a clawback policy, prohibitions on hedging and pledging, and other aspects, as discussed below under “—Additional

26	YETI® 2026 Proxy Statement

Executive Compensation
Compensation Policies and Practices.” For fiscal 2025, the Committee discussed and analyzed risks associated with YETI’s compensation policies and practices for executive officers and all employees generally. The Committee did not identify any risks arising from YETI’s compensation programs or practices that are reasonably likely to have a material adverse effect on YETI.
Compensation Determination Process
Role of the Committee
The Committee is responsible for establishing our compensation philosophy and objectives, determining the structure, components and other elements of our programs in order to accomplish our articulated compensation objectives, and reviewing and approving, or recommending for approval by the Board, the compensation of the NEOs.
Each year, the Committee reviews the elements of our executive compensation program to verify the alignment of the program with our business strategy and with the items that we believe drive the creation of stockholder value and to determine whether any changes would be appropriate. The Committee obtains input from executive officers regarding our annual operating plan, expected financial results, and related risks. With this information as its foundation, the Committee establishes the performance-based metrics and targets for the STIP and, using a multi-year projection, for the PBRSUs under the LTIP’s executive compensation program.
The Committee sets appropriate threshold, target, and maximum performance goals to motivate financial performance without incentivizing excessive risk-taking. Following completion of the performance year or period, the Committee evaluates achievement relative to the pre-established performance goals and determines and certifies corresponding payouts earned.
Role of the Independent Compensation Consultant
The Committee engaged FW Cook to serve as its independent compensation consultant in fiscal 2025. FW Cook reports directly to the Committee, and the Committee has the sole authority to retain, terminate, and obtain the advice of FW Cook at YETI’s expense to assist it in the performance of its duties and responsibilities. The Committee selected FW Cook as its consultant because of the firm’s expertise and reputation.
The Committee has worked with FW Cook to: assess our executive compensation philosophy, objectives and components; develop a peer group of companies for compensation comparison purposes; review considerations and market practices related to short-term incentive plans and long-term equity and other incentive plans; collect comparative compensation levels for each of our executive officer positions; assess our executive officers’ base salaries, short-term annual incentive targets, and long-term equity compensation levels; review our equity compensation strategy, including the development of award guidelines; and review board of director compensation and design practices.
While the Committee takes into consideration the review and recommendations of FW Cook when making decisions about our executive compensation program, ultimately, the Committee makes its own independent decisions about compensation matters.
The Committee has assessed the independence of FW Cook pursuant to SEC and NYSE rules. In doing so, the Committee considered various factors bearing upon FW Cook’s independence, including the nature and amount of work performed for the Committee and the fees paid for those services in relation to the firm’s total revenues. FW Cook did not provide any services to us other than the services provided to the Committee as described herein. Based on its consideration of the foregoing and other relevant factors, the Committee concluded that there were no conflicts of interest and that FW Cook is independent under applicable standards.
Role of the Chief Executive Officer
The Committee works with our CEO to set the target total direct compensation of each of our NEOs other than our CEO. As part of this process, our CEO reviews market surveys and proxy peer data when available, evaluates each NEO, determines his recommendations about the target compensation of each NEO, and delivers his evaluations and compensation recommendations to the Committee.
Taking into account our CEO’s evaluations and recommendations and other information it deems relevant, such as our achievement of corporate goals, responsibilities and experience, as well as the compensation philosophy described above and with reference to the peer group data, the Committee sets the target total direct compensation of our NEOs. Our CEO does not play any role with respect to any matter affecting his own compensation and is not present when the Committee discusses and formulates the compensation recommendation for the CEO.

YETI® 2026 Proxy Statement	27

Executive Compensation
Role of Say-On-Pay Vote
In this Proxy Statement, our stockholders are being asked to participate in our say-on-pay vote (see Proposal 2) and to participate in our say-on-frequency vote (see Proposal 3). Our stockholders currently have the opportunity to cast a say-on-pay vote on an annual basis so that they may regularly express their views on our executive compensation program, and the Board is recommending that this annual say-on-pay vote be continued.

96.7% Approval
The Committee considers the results of our annual say-on-pay advisory vote and other feedback received from stockholders throughout the year when making executive compensation decisions for the NEOs. At our 2025 Annual Meeting, 96.7% of the shares represented at the Annual Meeting approved our proposal regarding the compensation paid to YETI’s NEOs.

Compensation Peer Group and Peer Selection Process
The Committee believes that obtaining market data is of directional importance in making determinations about executive compensation. Market comparisons can prove challenging given the unique aspects of YETI’s product offerings and customer base, though this market intelligence provides helpful context and a solid reference point for making informed decisions. When making decisions about the structure and component mix of our executive compensation program, the Committee takes into consideration the structure and components of, and the amounts paid under, the executive compensation programs of comparable peer companies, as derived from public filings and other sources. However, the Committee does not have any formal benchmarking policy and uses the peer compensation data solely as a reference point when making compensation decisions for the NEOs using its business judgment. The Committee, with the assistance of FW Cook, uses the following guiding principles when selecting peer group companies:

Business Focus	Talent Sources	Competitors for Investments
Companies that operate in similar industries, ideally with similar cost structures and geographic footprint.	Companies that are competitors for our talent.	Companies that investors may consider alternative investment opportunities.

Peer Group Size	Company Size	Overall Reasonableness
The peer group should have a sufficient number of companies, generally 12 to 20, to provide meaningful results and to lessen volatility in comparative compensation values.
Companies of comparable organizational scale and complexity or of comparable market value or financial performance make for good reference points, though companies outside the parameters may be included if other factors present a compelling justification.
The peer group, in totality, is reasonable and defensible for comparison purposes.

The Committee reviews the peer group annually. FW Cook provides the Committee with peer group data, including the revenues, EBITDA, net income, assets, employees, and market capitalization of each peer company in comparison to that of YETI. The peer group used to evaluate competitive market compensation of our NEOs for fiscal 2025 consisted of the following 16 companies:

Acushnet Holdings Corp. Canada Goose Holdings Inc. Capri Holdings Limited Columbia Sportswear Company	Crocs, Inc. Deckers Outdoor Corporation Fox Factory Holding Corp. Garmin Ltd.	Helen of Troy Limited Johnson Outdoors Inc. Kontoor Brands, Inc. Oxford Industries, Inc.	Peloton Interactive, Inc. Sonos, Inc. Callaway Golf Company Under Armour, Inc.

28	YETI® 2026 Proxy Statement

Executive Compensation
The Committee, with assistance from FW Cook, conducted its annual review of the peer group in July 2025. At this time, YETI was ranked at approximately the 35th percentile for revenue and 50th percentile for market capitalization among its peer group. Based on its review of the aforementioned guiding principles and additional analysis provided by FW Cook, the Committee decided to remove Johnson Outdoors Inc. for fiscal 2026 benchmarking purposes, as the company’s revenue and market capitalization were substantially smaller than ours.
Fiscal 2025 Compensation Program
Our executive compensation program is driven by a strong pay-for-performance linkage – through both short-term financial performance achievements and long-term value creation for our shareholders. As shown in the table below, long-term incentive compensation accounts for the largest percentage of overall compensation and the vast majority of total compensation is deemed “at risk.”

Base Salary
Base salaries provide fixed compensation to executive officers and help us to attract and retain the executive talent needed to lead the business and maintain a stable leadership team. We evaluate a number of factors when setting base salaries, including:
•	Roles & responsibilities: We consider each executive officer’s areas of responsibility, role and experience.
•	Professional background: Factors such as education, skills, expertise, professional experience and achievements are considered.
•
Competitiveness: The base salary of executive officers is evaluated for competitiveness by considering, as a reference point, information with respect to comparable positions at companies in our peer group and other market surveys.

•
Internal pay equity: The variation in the base salary among executive officers is designed to reflect the differences in position, education, scope of responsibilities, previous experience in similar roles and contribution to the attainment of our goals.

During the annual compensation review cycle in the first quarter of 2025, the Committee reviewed each executive officer’s performance, YETI’s performance, and market data on our peer companies and the general industry provided by FW Cook to determine whether any changes to base salaries were warranted for fiscal 2025. The Committee determined that it was appropriate to increase each NEO’s base salary as shown below:

NEO	Start of 2025 Base Salary	Increase	End of 2025 Base Salary(1)
Matthew J. Reintjes	$1,025,000	3.9%	$1,065,000
Michael J. McMullen	$500,000	4.0%	$520,000
Martin H. Duff IV	$450,000	4.4%	$470,000
Bryan C. Barksdale	$440,000	4.5%	$460,000

(1)	For the actual base salaries paid to our NEOs during fiscal 2025, please see “—2025 Summary Compensation Table.”

YETI® 2026 Proxy Statement	29

Executive Compensation
2025 Short-Term Incentives
The STIP rewards NEOs for the achievement of key short-term financial and operational objectives that the Committee views as critical to the execution of our business strategy and ensures each executive officer is focused on strategic goals that we believe will ultimately drive long-term value for our stockholders. The 2025 STIP was based entirely on YETI’s performance with respect to company performance metrics and, to ensure each executive officer is focused on the same goals, there are no division, geographic or individual components.
The calculation of the STIP payout amount for each NEO can be summarized by the following formula:

$ Eligible Salary	×	Target Opportunity %	×	Payout %	=	$ STIP Payout

Target Opportunity
Among other factors, target STIP opportunity percentages are informed by market benchmarks and the proportion of total direct compensation represented by the target STIP percentage. In fiscal 2025, the target STIP percentages of the NEOs remained unchanged from fiscal 2024 and were denominated as a percentage of annual eligible salary as set forth below:

NEO	2025 Target STIP Opportunity (% of Eligible Salary)
Matthew J. Reintjes	150%
Michael J. McMullen	75%
Martin H. Duff IV	60%
Bryan C. Barksdale	60%

Performance Goals
The amount of the payout, if any, under the STIP is based on our achievement against Adjusted Net Sales and Adjusted Operating Income. These two metrics underscore YETI’s emphasis on the critical strategic priorities of growth and profitability, and the Committee considers them building blocks to achieving our key strategic goals and growing stockholder value. The 2025 STIP performance metrics and their respective performance levels and weighting are shown below:

Adjusted Net Sales* (40% Weighting)	+	Adjusted Operating Income* (60% Weighting)
• Performance threshold: 90% of target • Performance maximum: 110% of target		• Performance threshold: 85% of target • Performance maximum: 115% of target

*
Adjusted net sales and adjusted operating income are non-GAAP measures that we use to compare our performance to other companies. For a reconciliation of adjusted net sales and adjusted operating income as set forth in this Proxy Statement to the comparable GAAP measures, see “Appendix A: Reconciliation of Non-GAAP Financial Measures.”

The Committee sets annual goals for each of the performance metrics at levels that it considers rigorous and challenging, based in part on its evaluation of the relevant risks and opportunities that may be encountered in a given year. More specifically, the Committee reviews the relevant financial objectives set forth in our AOP and assesses various factors related to the achievability of these goals, including the risks associated with achieving specific actions that underlie our AOP and the implied performance relative to prior years. Considering these factors, the fiscal 2025 target for Adjusted Net Sales represented a 7.1% growth rate over our fiscal 2024 financial results, and the target for Adjusted Operating Income represented a 7.7% growth rate over our fiscal 2024 financial results.

30	YETI® 2026 Proxy Statement

Executive Compensation
Payout levels represent the amount to be paid to NEOs based on the level of actual performance relative to the goals. In order to motivate performance and underscore the importance of achieving, or closely approaching, the performance goals, the Committee set the payout at 0% for achievement below the threshold level of performance. If we achieve the target performance level for either metric, 100% of the target incentive payment for that metric will become payable to the NEOs, and if we achieve the maximum performance level for either metric, 200% of the target incentive payment for that metric will become payable to the NEOs. If the threshold performance level is achieved for either metric, performance between the threshold and target levels and between the target and maximum levels will result in a payout for each metric that is interpolated in a straight-line manner. Payouts are capped at 200% of the target opportunity.
Fiscal 2025 Performance and Payout
Following the conclusion of the fiscal year, the Committee verifies our achievement relative to the pre-established goals to determine the respective performance levels, and then translates those performance levels to payout levels based on the payout curve.
Our 2025 Adjusted Operating Income as publicly reported in our earnings release furnished to the SEC on February 19, 2026 was $269.7 million. In connection with its approval of payouts under the STIP, the Committee considers whether any unforeseen extraordinary events or circumstances have occurred during the performance period, and whether these unforeseen extraordinary events or circumstances have had either a positive or negative impact on the level of incentives originally intended to be provided by the Committee under the STIP. The Committee does not make adjustments for ordinary course events, but only considers the impacts of extraordinary events that occur after the original STIP performance targets have been approved by the Committee.
After the Committee established the Adjusted Net Sales and Adjusted Operating Income targets for 2025 under the STIP, the U.S. government imposed a series of tariffs on non-U.S. trading partners. The Committee determined that the imposition of these tariffs in 2025, together with the uncertainty surrounding the implementation and subsequent renegotiation of these tariffs, was an unforeseen extraordinary event that had a material impact on our 2025 financial performance for incentive plan purposes. As a result of this analysis, the Committee did not make any equitable adjustments to our publicly reported 2025 Adjusted Net Sales performance results. However, the Committee determined that the tariffs had a net negative impact on our 2025 Adjusted Operating Income performance of approximately $38 million, making our Adjusted Operating Income for 2025 STIP purposes $307.8 million and resulting in a 71.0% payout percentage.
Our 2025 Adjusted Net Sales and Adjusted Operating Income results (after giving effect to the tariff-related adjustment described above), and the 2025 STIP payouts are summarized in the table below:

Performance Metric	Below Threshold ($)	Threshold ($)	Target ($)	Maximum ($)	Actual Result
Adjusted Net Sales	<1,771.6	1,771.6	1,968.5	2,165.3	$1,868.5
	Less than ~90%	~90%	100%	~110%
Adjusted Operating Income	<283.2	283.2	333.2	383.2	$307.8
	Less than ~85%	~85%	100%	~115%
Payout Percentage	0%	50%	100%	200%	71.0%

Note: $ in millions, except percentages.

YETI® 2026 Proxy Statement	31

Executive Compensation
The Committee then takes into account each NEO’s target opportunity percentage to determine the total STIP payout for each NEO. Based on fiscal 2025 performance, the Committee approved the following STIP payouts for each NEO, which were all approximately 29% less than each NEO’s 2025 target STIP opportunity:

NEO	Eligible Salary ($)	Target Opportunity Percentage (% of Eligible Salary)	Payout Percentage (%)	STIP Payout ($)
Matthew J. Reintjes	1,057,308	150%	71.0%	1,126,033
Michael J. McMullen	516,154	75%	71.0%	274,852
Martin H. Duff IV	466,154	60%	71.0%	198,582
Bryan C. Barksdale	456,154	60%	71.0%	194,322

2025 Long-Term Incentives
The third primary component of our executive compensation program, and the largest, is LTI awards. We make equity grants under our 2024 Equity and Incentive Compensation Plan, which our stockholders approved in 2024. The grant dates for awards made in 2025 are detailed in the “Fiscal 2025 Grants of Plan-Based Awards” Table later in this Proxy Statement.
The Committee believes LTI opportunities motivate and reward executive officers to achieve multi-year strategic goals and to deliver sustained long-term value to stockholders. LTI awards create a strong link between payouts and performance and further align the interests of executive officers with the interests of our stockholders. LTI awards also promote retention, as executive officers will only receive value if they remain employed by us over the required term. Furthermore, they foster an ownership culture among our executive officers by making executive officers stockholders with a personal stake in the value they are intended to create.
The Committee intends to make grants of LTI awards annually during the first quarter of our fiscal year following the release of financial results for the preceding fiscal year. The Committee may also grant LTI awards in other circumstances, such as when an individual is hired or promoted. During the annual compensation review cycle in the first quarter of each year, the Committee establishes target LTI opportunities for each of the NEOs, expressed as a percentage of base salary. In establishing the percentage, the Committee considers the following:
•	the values of, allocations to, and proportion of total compensation represented by, the long-term incentive opportunities at the peer group companies and in market surveys;
•	individual performance and criticality of, and expected future, contributions of the NEO;
•	time in role, skills and level of experience; and
•	retention considerations.

32	YETI® 2026 Proxy Statement

Executive Compensation
Equity Mix
Consistent with the Committee’s continuing focus on pay-for-performance, in fiscal 2025, NEOs other than our CEO received LTI awards consisting of an equal mix of PBRSUs and time-based RSUs. Our CEO received LTI awards consisting of 75% PBRSUs and 25% RSUs in 2025. The Committee believes that this weighting reflects YETI’s commitment to a highly performance-oriented compensation program that incentivizes our CEO to continue driving future growth and shareholder value creation.

RSU Terms
Our annual grants of time-based RSUs vest over the course of three years. One-third of the award vests on the first anniversary of the grant date, and one-sixth of the award vests on each of the first four six-month anniversaries thereafter.
PBRSU Terms
The PBRSUs are eligible to cliff vest following the end of a three-year performance period based on cumulative free cash flow (“FCF”), with the number of PBRSUs eligible to vest subject to potential modification based on YETI’s relative total stockholder return (“TSR”) compared to companies within the Russell 2000 Index. These multi-year performance goals incentivize our executive officers to drive company performance and promote consistent growth in stockholder value across a longer time horizon.
The Committee selected FCF because it is a key performance metric for consumer goods companies and is indicative of our ability to generate liquidity and increase stockholder value. We define FCF as net cash provided by operating activities, less purchases of property and equipment. The Committee approved threshold, target, and maximum performance levels at the time of grant as shown in the table below, with vesting for performance between any of the performance levels interpolated on a straight-line basis.

FCF Performance Level	% of Target PBRSUs Eligible to Become Vested
Less Than Threshold	0%
Threshold	50%
Target	100%
Maximum or Greater	200%

The number of PBRSUs eligible to vest may be further modified based on YETI’s percentile ranking of its TSR relative to the TSR of the companies in the Russell 2000 Index as of the start of the performance period (“Relative TSR Modifier”). The Relative TSR Modifier uses the 20-trading day average stock price prior to the start and end date of the performance period to mitigate one day volatility in stock price. In all events, the maximum number of target PBRSUs that can vest is capped at 200%. The presence of the Relative TSR Modifier directly links executive officer compensation to the creation of stockholder value and aligns the interests of executive officers with YETI and our stockholders. The Russell 2000 Index represents a broad index of relatively comparably sized companies. The Relative TSR Modifier is applied using the following table:

TSR Percentile Rank	% of PBRSUs to Vest
≤25%	80%
Between 25% and 75%	100% (i.e., no modification)
≥75%	120%

YETI® 2026 Proxy Statement	33

Executive Compensation
Target LTI Opportunities and 2025 Grants of PBRSUs & Time-Based RSUs
In February 2025, the Committee determined annual target LTI percentages for each NEO. The Committee maintained the annual target LTI percentages from 2024 for all NEOs, except that Mr. Reintjes’ target LTI percentage was increased from 480% to 485% and Mr. Duff’s percentage was increased from 150% to 175%. The Committee used the closing price on the date of grant to determine the actual number of PBRSUs and time-based RSUs to be granted to each NEO as shown in the table below.

NEO	2025 Annual Target LTI Percentage	2025 Annual Target Opportunity ($)	PBRSU ($)	PBRSU (#)(1)	RSU ($)	RSU (#)
Matthew J. Reintjes	485%	5,164,979	3,873,744	101,887	1,291,235	33,962
Michael J. McMullen	175%	909,971	454,985	11,967	454,985	11,967
Martin H. Duff IV	175%	822,981	411,490	10,823	411,490	10,823
Bryan C. Barksdale	150%	689,987	344,993	9,074	344,993	9,074

(1)	Reflects the number of PBRSUs for target performance goal.
Payouts of Previously Granted 2023-2025 Performance-Based Awards
In 2023, the Committee granted PBRSUs to each of our NEOs for a three-year performance period ending with fiscal 2025. The PBRSUs were earned based on cumulative FCF achieved over the performance period, with the Committee establishing cumulative FCF threshold, target and maximum performance levels at the time of grant of $383 million, $425 million and $468 million, respectively, which corresponded to payout opportunities of 50%, 100% and 200% of the target number of PBRSUs (with straight-line interpolation between levels and 0% payout below threshold). Following the completion of the performance period, the Committee certified results based on a cumulative FCF of $667 million, and determined that the 2023 PBRSUs were earned at 200% of the target level. The PBRSUs also included a relative TSR modifier measured over the performance period against the companies in the Russell 2000 Index. In respect of this performance period, the Company’s relative TSR percentile rank of 46% resulted in no adjustment to the payout otherwise earned based on cumulative FCF. In certifying these performance results, the Committee did not make any adjustments to the original FCF performance goals related to the impact of tariffs or otherwise.
Other Benefits
401(k) Plan
We offer a 401(k) defined contribution plan covering substantially all of our employees, including our NEOs. Participants may make voluntary contributions to the 401(k) plan, limited by certain Internal Revenue Code (the “Code”) restrictions. We are responsible for the administrative costs of the 401(k) plan, and we provide discretionary matching contributions to employee contributions.
Health and Welfare Benefits
We offer broad-based medical, dental, vision, life, and disability plans to our NEOs and all of our other full-time employees and select part-time employees, where mandated.
Perquisites and Other Personal Benefits
The only perquisite or other personal benefit that we provide to our executive officers, including the NEOs, is a comprehensive physical exam. These physicals are provided because we believe that they support our executive officers in maintaining their health, which serves a necessary business purpose, and the related amounts of compensation are not material to the overall executive compensation program. We do not provide tax reimbursements or any other tax payments with respect to perquisites, including excise tax “gross-ups,” to any of our executive officers.
Severance Arrangements
We have adopted a senior leadership severance benefits plan (the “Severance Plan”), which covers all currently employed NEOs, except the CEO, to provide protection in the event of a termination of employment. The Severance Plan generally provides for severance amounts if the NEO’s employment is terminated by us without cause or by the NEO for good reason. For a termination not in connection with a change in control, the NEO is eligible to receive (a) a severance amount equal to 100% of his or her base salary and (b) a pro rata STIP payout based on actual company performance for the year of termination. For terminations within two years after a change in control, the NEO is eligible to receive (x) a severance amount equal to 150% of the sum of base salary plus target annual incentive compensation amount at the time of termination and (y) a pro rata STIP payout. The Severance Plan also

34	YETI® 2026 Proxy Statement

Executive Compensation
provides for reimbursement for health benefit continuation of up to 12 to 18 months. The payments and benefits provided under the Severance Plan are contingent upon the affected NEO’s execution and non-revocation of a general release of claims and compliance with specified restrictive covenants. See “Post-Termination Compensation—Senior Leadership Severance Benefits Plan” which describes the payments to which the participating NEOs may be entitled under the Severance Plan.
Our CEO does not participate in the Severance Plan because he is entitled to severance benefits under his 2018 employment agreement. Our CEO’s severance benefits are based on a 1.5x multiple for qualifying terminations not in connection with a change in control and a 2x multiple for qualifying terminations in connection with a change in control. The severance arrangements for our CEO are described below under “Post-Termination Compensation—CEO Severance and Change in Control Benefits.”
Additional Compensation Policies and Practices
Executive Stock Ownership Guidelines
We believe that YETI and our stockholders are best served when executive officers manage the business with a long-term perspective. As such, we adopted stock ownership guidelines, which serve as an important tool to strengthen the alignment of interests among our executive officers and our stockholders, to reinforce executive officers’ commitment to us and to demonstrate our commitment to sound corporate governance. The current stock ownership requirements for our executive officers are as follows:

Position	Multiple of Base Salary
CEO	6x
Other Executive Officers	3x

There is no required time period within which an executive officer must attain the applicable target ownership. However, until the stock ownership guidelines have been satisfied, each executive officer is required to retain (i) 50% of the shares underlying all of such individual’s vested stock options (or shares received by such individual upon exercise of vested stock options) and (ii) 50% of the net profit shares on exercise, vesting or earning of any equity award granted on or following October 24, 2018. The following shares of YETI common stock count towards each executive officer’s target:
•	shares directly owned;
•
vested or earned share awards, including, but not limited to, (i) vested or earned restricted or performance stock and (ii) shares underlying vested or earned RSUs, performance stock units and unexercised stock options, in all cases whether or not deferred for future delivery;

•	shares owned jointly with spouse;
•	shares held in a trust established by an executive officer for the benefit of the executive officer and/or family members;
•	shares held by the purchase of stock through an employee stock purchase plan; and
•	shares held in a 401(k) or similar qualified or non-qualified retirement plan.
All currently employed NEOs, other than Mr. Duff, have met the ownership requirement. Mr. Duff became an executive officer in the second half of 2022 and is progressing towards the requirement.
Clawback Policy
On August 3, 2023, the Board, upon recommendation of the Committee, adopted a Policy Regarding the Recoupment of Certain Compensation Payments (“Clawback Policy”), which became effective immediately. The Clawback Policy applies to current and certain former Section 16 officers and is administered by the Committee. The new Clawback Policy replaced our prior clawback policy and is intended to comply with NYSE and SEC requirements for clawback policies.
In the event that YETI is required to prepare an accounting restatement due to the material noncompliance of YETI with any financial reporting requirement under applicable securities laws (including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period), YETI shall recover reasonably promptly the amount of any erroneously awarded incentive-based compensation from the covered officers.

YETI® 2026 Proxy Statement	35

Executive Compensation
Timing of Grants of Certain Equity Awards
We grant equity awards on an annual basis and may grant equity awards on a discretionary basis in connection with certain events such as the commencement of employment or promotion. As discussed above, currently, we primarily grant RSUs and PBRSUs. We have not granted stock options since 2019. We do not have a formal policy regarding the timing of awards of options in relation to our disclosure of material nonpublic information. However, the Committee does not grant option awards in anticipation of the release of material nonpublic information, and we do not time the release of material nonpublic information for the purpose of affecting the value of executive compensation.
Policy with Respect to Section 162(m) of the Internal Revenue Code
Section 162(m) of the Code generally prohibits a publicly held company from deducting compensation paid to a current or former NEO that exceeds $1.0 million during the tax year.
The Committee notes the Section 162(m) deductibility limitation as one of the factors in its consideration of compensation matters. The Committee has the flexibility to take any compensation-related actions that it determines are in the best interests of YETI and our stockholders, including awarding compensation that may not be deductible for tax purposes. There can be no assurance that any compensation will in fact be deductible as a result of the limitations under Section 162(m).
Compensation and Talent Committee Report
This Compensation and Talent Committee Report shall not be deemed to be incorporated by reference into any filing made by YETI under the Securities Act of 1933 or the Exchange Act, notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent YETI incorporates such Report by specific reference.
The Compensation Discussion and Analysis was prepared by the management of YETI. YETI is responsible for the Compensation Discussion and Analysis and for the disclosure controls relating to executive compensation. The Compensation Discussion and Analysis is not a report or disclosure of the Committee.
The Committee met with the management of YETI and its independent compensation consultant to review and discuss the Compensation Discussion and Analysis.
The Committee has reviewed and discussed the Compensation Discussion and Analysis with the management of YETI. Based on this review and these discussions, we have recommended to the Board that the Compensation Discussion and Analysis be included in YETI’s Annual Report on Form 10-K and YETI’s proxy statement for the 2026 Annual Meeting of Stockholders.
The preceding report has been furnished by the following members of the Committee:
•	Elizabeth L. Axelrod, Chair
•	Frank D. Gibeau
•	Dustan E. McCoy
•	J. Magnus Welander

36	YETI® 2026 Proxy Statement

Executive Compensation
2025 SUMMARY COMPENSATION TABLE
The following table sets forth information regarding all compensation awarded to, earned by or paid to our NEOs during fiscal years 2023, 2024 and 2025.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	All Other Compensation(3) ($)	Total ($)
Matthew J. Reintjes President and Chief Executive Officer	2025	1,057,308	—	5,500,187	1,126,033	14,000	7,697,528
	2024	1,025,000	—	5,117,144	1,666,650	13,850	7,822,644
	2023	1,025,000	—	7,680,891	1,357,613	13,400	10,076,904
Michael J. McMullen Former Senior Vice President, Chief Financial Officer and Treasurer	2025	516,154	—	949,342	274,852	14,000	1,754,348
	2024	492,308	—	898,411	400,246	13,850	1,804,815
	2023	442,307	—	1,636,489	292,918	13,400	2,385,114
Martin H. Duff IV Senior Vice President, Chief Supply Chain and Operations Officer	2025	466,154	—	858,589	198,582	12,625	1,535,949
	2024	446,154	—	693,007	290,179	12,216	1,441,556
	2023	425,000	150,000	662,847	225,165	9,808	1,472,820
Bryan C. Barksdale Senior Vice President, Chief Legal Officer and Secretary	2025	456,154	—	719,840	194,322	14,000	1,384,316
	2024	437,692	—	677,664	284,675	7,492	1,407,524
	2023	421,923	—	1,324,739	223,535	11,520	1,981,717

(1)
The amounts shown in the Stock Awards column represent the aggregate grant date fair value of the RSUs and PBRSUs granted to our NEOs, computed in accordance with Topic 718. The amount attributable to the PBRSUs shown in the Stock Awards column reflects the value of annual and one-time PBRSUs based on target performance, which was the probable outcome of the applicable performance conditions as determined on the grant date, which results in a grant date fair value for the 2025 PBRSUs as follows: Mr. Reintjes $4,208,952; Mr. McMullen $494,357; Mr. Duff $447,098; and Mr. Barksdale $374,847. If there is a maximum payout under the 2025 PBRSUs, assuming no change in stock price, the values for such awards would be as follows: Mr. Reintjes $7,769,903; Mr. McMullen $912,603; Mr. Duff $825,362; and Mr. Barksdale $691,983. For information regarding assumptions, factors and methodologies used in our computations pursuant to Topic 718, see Note 10 (Stock-Based Compensation) to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended January 3, 2026.

(2)
The amounts shown in the Non-Equity Incentive Plan Compensation column are comprised of amounts paid according to the STIP, as determined by the Committee and in accordance with the plan and the awards thereunder. Payments pursuant to the STIP are generally made early in the year following the year in which they are earned.

(3)
For 2025, amounts disclosed in this column reflect Company contributions to the tax-qualified 401(k) retirement plan as follows: Mr. Reintjes, $10,500; Mr. McMullen, $10,500; Mr. Duff, $9,125; and Mr. Barksdale, $10,500. The amounts in the table also include the cost for a comprehensive physical health exam.

YETI® 2026 Proxy Statement	37

Executive Compensation
EMPLOYMENT AGREEMENTS
Matthew J. Reintjes. We entered into an amended and restated employment agreement with Mr. Reintjes, our President and CEO, effective October 25, 2018. Pursuant to Mr. Reintjes’ employment agreement, for each calendar year during the employment period beginning on or after January 1, 2019, Mr. Reintjes’ target annual incentive award is equal to a minimum of 100% of his annual base salary amount for the applicable calendar year, but the actual amount of such bonus may be less than or exceed such target amount, depending on our performance. For the 2025 calendar year, Mr. Reintjes’ annual eligible salary was $1,057,308, his target annual incentive award opportunity was equal to 150% of his eligible salary, which resulted in a cash incentive award of $1,126,033. Mr. Reintjes’ employment agreement provides for an initial term of three years and automatic renewal for additional one-year terms, unless either party provides at least 60 days’ notice of nonrenewal. Mr. Reintjes’ employment agreement provides that we will use our good faith efforts to nominate Mr. Reintjes for re-election to the Board and procure his re-election at any applicable meeting of stockholders (when Mr. Reintjes’ term as a director would otherwise expire) held for the purposes of electing directors. Under the employment agreement, Mr. Reintjes is an at-will employee and is subject to customary restrictive covenants, including non-competition and non-solicitation of customer covenants for a period of 12 months following his termination of employment if his employment is terminated during the change in control protection period (as defined in his employment agreement) or 18 months if his employment is terminated outside of the change in control protection period. The severance provisions applicable to Mr. Reintjes are discussed below under “Post-Termination Compensation—CEO Severance and Change in Control Benefits.”
Other NEOs. Each of our other NEOs has not entered into an employment agreement. However, each NEO is a participant in the Severance Plan, as discussed below under “— Senior Leadership Severance Benefits Plan.” The severance provisions applicable to each of these NEOs are discussed below under “Post-Termination Compensation—Senior Leadership Severance Benefits Plan.”
FISCAL 2025 GRANTS OF PLAN-BASED AWARDS TABLE
The following table sets forth information regarding plan-based awards granted to our NEOs during fiscal 2025:

Name	Grant Date	Award Type	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock and Option Awards ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Matthew J. Reintjes		Annual Incentive	792,981	1,585,962	3,171,923
	2/14/2025	RSU							33,962	1,291,235
	2/14/2025	PBRSU				50,944	101,887	203,774		4,208,952
Michael J. McMullen		Annual Incentive	193,558	387,115	774,231
	2/14/2025	RSU							11,967	454,985
	2/14/2025	PBRSU				5,984	11,967	23,934		494,357
Martin H. Duff IV		Annual Incentive	139,846	279,692	559,385
	2/14/2025	RSU							10,823	411,490
	2/14/2025	PBRSU				5,412	10,823	21,646		447,098
Bryan C. Barksdale		Annual Incentive	136,846	273,692	547,385
	2/14/2025	RSU							9,074	344,993
	2/14/2025	PBRSU				4,537	9,074	18,148		374,847

Annual Incentive Plan
(1)
The amounts disclosed in these columns reflect the threshold, target and maximum annual cash incentive opportunities for fiscal 2025 under the STIP. The amounts of the annual cash incentives opportunities depend on the eligible salary of the NEO for the year. Annual cash incentive opportunities are subject to achievement relative to two performance measures, adjusted operating income and adjusted net sales, weighted 60% and 40%, respectively. Each performance measure has a

38	YETI® 2026 Proxy Statement

Executive Compensation
threshold, target and maximum performance level such that performance below the threshold level results in no annual cash incentive payment, performance at threshold level results in a payout of 50% of the target bonus amount, performance at target level results in a payout of 100% of the target bonus amount, and performance at or above the maximum results in a payout of 200% of the target bonus amount. Linear interpolation will be used to determine the applicable payout amount between threshold and target and between target and maximum.
PBRSUs
(2)
The amounts disclosed in these columns reflect the threshold, target and maximum PBRSUs granted to our NEOs in fiscal 2025 and eligible to vest following the end of a three-year performance period based on cumulative free cash flow during the performance period, with the number of PBRSUs eligible to vest subject to potential modification based on YETI’s TSR relative to the TSR of the companies who were in the Russell 2000 Index as of the start of the performance period. Each performance measure has a threshold, target and maximum performance level such that performance below the threshold level results in no PBRSUs becoming vested, performance at threshold level results in a vesting of 50% of the PBRSUs granted, performance at target level results in a vesting of 100% of the PBRSUs granted, and performance at or above the maximum results in vesting of 200% of the PBRSUs granted. Vesting for performance between any of the performance levels is interpolated on a straight-line basis. Valuation of PBRSUs was determined based on target performance, which was the probable outcome of the performance conditions as of the grant date. See Footnote 1 to the Summary Compensation Table above for more details on this valuation.

Time-based RSUs
(3)
Amounts disclosed in this column reflect the number of time-based RSUs granted to our NEOs in fiscal 2025. The time-based RSUs vest over three years; one-third of the shares underlying the award vest on the first anniversary of the grant date, and one-sixth of the shares underlying the award will vest on each of the first four six-month anniversaries thereafter. The grant date fair value of the time-based RSUs is computed in accordance with Topic 718 using the closing price of a YETI share on the grant date.

YETI® 2026 Proxy Statement	39

Executive Compensation
OUTSTANDING EQUITY AWARDS AT 2025 FISCAL YEAR-END TABLE
The following table sets forth information regarding outstanding equity awards held by each of our NEOs as of January 3, 2026:

		Option Awards					Stock Awards
Name	Grant Date	Exercisable (#)(1)	Unexercisable (#)(2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units That Have Not Vested (#)(3)	Market Value of Shares or Units That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(6)
Matthew J. Reintjes	10/24/2018	321,691			18.00	10/24/2028
	2/15/2019	179,059			22.84	2/15/2029
	2/24/2023 (7)						31,197	1,398,873
	2/16/2024 (7)						15,720	704,885
	2/14/2025 (7)						33,962	1,522,856
	2/24/2023 (8)								320,896	14,388,977
	2/16/2024 (9)								188,650	8,459,066
	2/14/2025 (9)								203,774	9,137,226
Michael J. McMullen	10/24/2018	8,639			18.00	10/24/2028
	2/15/2019	2,805			22.84	2/15/2029
	2/24/2023 (7)						3,424	153,532
	2/16/2024 (7)						5,592	250,745
	2/14/2025 (7)						11,967	536,600
	2/24/2023 (9)								41,092	1,842,565
	2/16/2024 (9)								22,368	1,002,981
	2/14/2025 (9)								23,934	1,073,201
Martin H. Duff IV	2/24/2023 (7)						1,387	62,193
	2/16/2024 (7)						4,313	193,395
	2/14/2025 (7)						10,823	485,303
	2/24/2023 (9)								16,644	746,317
	2/16/2024 (9)								17,254	773,669
	2/14/2025 (9)								21,646	970,607
Bryan C. Barksdale	10/24/2018	28,737			18.00	10/24/2028
	2/15/2019	18,556			22.84	2/15/2029
	2/24/2023 (7)						2,772	124,296
	2/16/2024 (7)						4,218	189,135
	2/14/2025 (7)						9,074	406,878
	2/24/2023 (9)								33,264	1,491,558
	2/16/2024 (9)								16,872	756,540
	2/14/2025 (9)								18,148	813,756

(1)
Amounts disclosed in this column reflect the number of options granted to our NEOs that were subject to time-based vesting and have vested. The options generally expire ten years from the date of grant and have an exercise price of no less than 100% of the fair market value of a YETI share on the date of grant. See “Post-Termination Compensation” for information on the treatment of options upon retirement, death, disability, termination or change in control.

(2)	As of January 3, 2026, all outstanding options granted to our NEOs were fully vested and exercisable.
(3)
Amounts disclosed in this column reflect the number of unvested time-based RSUs. See “Post-Termination Compensation” for information on the treatment of RSUs upon retirement, death, disability, termination or change in control.

(4)
Amounts disclosed in this column reflect the market value of the RSUs as reported in the preceding column using the closing price of a YETI share as reported on the New York Stock Exchange on January 2, 2026, the last trading day of fiscal 2025, multiplied by the number of shares underlying each award.

(5)
Amounts disclosed in this column reflect the number of PBRSUs that would be paid out if the maximum performance goal is achieved. See “Post-Termination Compensation” for information on the treatment of PBRSUs upon retirement, death, disability, termination or change in control.

40	YETI® 2026 Proxy Statement

Executive Compensation
(6)
Amounts disclosed in this column reflect the market value of the PBRSUs as reported in the preceding column using the closing price of a YETI share as reported on the New York Stock Exchange on January 2, 2026, the last trading day of fiscal 2025, multiplied by the number of shares underlying each award.

(7)
Vest one-third on the first anniversary of the grant date and one-sixth on each of the first four six-month anniversaries thereafter, except that Mr. Reintjes’ 2023 one-time RSU award (which represents half of his 2023 RSU award in the table above) cliff vests in full at the end of three years and is subject to an additional one-year holding period after such vesting.

(8)
Mr. Reintjes’ 2023 one-time PBRSU award (which represents half of his 2023 PBRSU award in the table above) cliff vests in full following the end of a three-year performance period based on cumulative free cash flow during the performance period, subject to potential modification based on YETI’s TSR relative to the TSR of the companies who were in the Russell 2000 Index as of the start of the performance period. Mr. Reintjes’ one-time PBRSUs are subject to a one-year holding period after such vesting.

(9)
Vest following the end of a three-year performance period based on cumulative free cash flow during the performance period, subject to potential modification based on YETI’s TSR relative to the TSR of the companies who were in the Russell 2000 Index as of the start of the performance period.

YETI® 2026 Proxy Statement	41

Executive Compensation
EQUITY COMPENSATION PLANS
2024 Equity and Incentive Compensation Plan. In May 2024, our stockholders approved the 2024 Equity and Incentive Compensation Plan (the “2024 Plan”). The 2024 Plan is administered by the Committee, which has the authority to determine eligible participants in the 2024 Plan and to interpret and make determinations under the 2024 Plan. Pursuant to the 2024 Plan, YETI may grant stock options, stock appreciation rights, restricted stock, RSUs, performance shares, performance units, cash incentive awards, and certain other awards based on or related to shares of our common stock.
2018 Equity and Incentive Compensation Plan. Prior to stockholder approval of the 2024 Plan, the Committee awarded restricted stock, RSUs, performance shares, performance units, and stock options pursuant to the 2018 Equity and Incentive Compensation Plan (the “2018 Plan”), which was originally adopted in September 2018. Following stockholder approval of the 2024 Plan, no shares are available for issuance pursuant to new awards under the 2018 Plan.
FISCAL 2025 OPTION EXERCISES AND STOCK VESTED TABLE
The following table provides information about the number of shares issued upon option exercises, the number of stock awards that vested, and the value realized on exercise or vesting, by our NEOs during fiscal 2025.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)(2)	Number of Shares Acquired on Vesting (#)(3)	Value Realized on Vesting (#)(4)
Matthew J. Reintjes	—	—	91,733	3,485,550
Michael J. McMullen	—	—	15,989	592,505
Martin H. Duff IV	—	—	11,960	426,923
Bryan C. Barksdale	—	—	16,955	634,218

(1)	The amounts shown in this column represent the number of shares acquired on the exercise of options during fiscal 2025.
(2)
The amounts shown in this column represent the number of shares acquired on exercise multiplied by the difference between the option exercise price and the closing price of a YETI share on the date of exercise.

(3)	Amounts disclosed in this column reflect the number of RSUs and PBRSUs that vested during fiscal 2025.
(4)
Amounts disclosed in this column reflect the value realized upon vesting of the RSUs and PBRSUs, as calculated based on the price of a YETI share on the vesting date, multiplied by the number of shares underlying each award.

POST-TERMINATION COMPENSATION
The following sections describe severance and change in control payments that would be paid to our NEOs in certain circumstances. See footnote 5 to the Post-Employment Compensation Table for a summary of the treatment of outstanding equity in such situations.
CEO Severance and Change in Control Benefits
Mr. Reintjes’ employment agreement provides for certain payments to be made in connection with certain terminations of employment. Under Mr. Reintjes’ employment agreement, Mr. Reintjes is entitled to severance, subject to his execution of a release of claims, as follows:
•
Termination Outside of Change in Control Protection Period: If Mr. Reintjes’ employment is terminated by us without “cause” or by Mr. Reintjes for “good reason” and such termination occurs outside of the change in control protection period (as such terms are defined in Mr. Reintjes’ employment agreement), Mr. Reintjes will be eligible to receive:

▪
a severance payment in an amount equal to 150% of the sum of his annual base salary amount plus target annual incentive compensation amount for the year in which such termination occurs (paid over the 18-month period following termination);

42	YETI® 2026 Proxy Statement

Executive Compensation
▪
a pro rata portion of his annual incentive compensation payment for the year of termination, based on actual performance for the full year and the number of days he was employed during such year, to be paid in a lump sum at the later of (a) the time when annual incentive compensation payments are paid to our executive officers for the calendar year in which Mr. Reintjes’ employment terminates or (b) the 61st day after the date on which Mr. Reintjes’ employment terminates; and

▪	reimbursement for the full amount of his premiums for health care continuation coverage for a period of up to 18 months.
•
Termination During Change in Control Protection Period: If Mr. Reintjes’ employment is terminated by us without cause or by Mr. Reintjes for good reason, and such termination occurs during the change in control protection period, Mr. Reintjes will be eligible to receive:

▪
a severance payment in an amount equal to 200% of the sum of his annual base salary amount plus his target annual incentive compensation amount for the year in which such termination occurs (generally would be paid in a single lump sum following Mr. Reintjes’ termination of employment; although a portion of this amount would be paid over the 18-month period following Mr. Reintjes’ termination of employment if required under Section 409A of the Code);

▪
a pro rata portion of his target annual incentive compensation payment for the year of termination, based on the number of days he was employed during such year, to be paid in a lump sum on the same pro-rata bonus payment schedule described above; and

▪	reimbursement for the full amount of his premiums for health care continuation coverage for a period of up to 18 months.
•
Net-Best Provision: Mr. Reintjes’ employment agreement also contains a net-best Section 280G cutback provision, which provides that, if payments to Mr. Reintjes would be subject to an excise tax under Section 4999 of the Code, then such payments would be reduced by the amount needed to avoid triggering such tax, provided that such reduction leaves Mr. Reintjes in a better after-tax position than if such payments had not been reduced (taking into account the effect of the excise tax).

Senior Leadership Severance Benefits Plan
Each of our NEOs, other than Mr. Reintjes, participates or participated in the Severance Plan, under which each participant is entitled to severance in connection with certain terminations of employment, subject to the participant’s execution of a release of claims. Each participant is required to execute a participation agreement, which designates a participant’s applicable participation level, and a restrictive covenants agreement, as a condition of participating in the Severance Plan. Under the restrictive covenants agreements, each participant is subject to customary restrictive covenants, including non-competition and non-solicitation of customer covenants following termination, which for our NEOs will continue for a period of 12 months.
Under the Severance Plan, each participating NEO is entitled to severance as follows:
•
Termination Outside of Change in Control Protection Period: If the employment of any of our NEOs, other than Mr. Reintjes, is terminated by us without cause or by the applicable executive for good reason, and such termination does not occur during the change in control protection period (as such terms are defined in the Severance Plan), such executive will be eligible to receive:

▪
a severance amount equal to 100% of his or her respective annual base salary amount (the “Base Severance Amount”) (to be paid over the 12-month period following the applicable executive’s termination of employment);

▪
a pro rata portion of his or her respective annual incentive compensation payment for the year of termination, based on actual performance for the full year and the number of days the applicable executive was employed during such year, to be paid in a lump sum at the later of (a) the time when annual incentive compensation payments are paid to our executive officers for the calendar year in which the applicable executive’s employment terminates or (b) the 61st day after the date on which the applicable executive’s employment terminates; and

▪	reimbursement to the applicable executive for the full amount of his or her premiums for health care continuation coverage for a period of up to 12 months.

YETI® 2026 Proxy Statement	43

Executive Compensation
•
Termination During Change in Control Protection Period: If the employment of any of our NEOs, other than Mr. Reintjes, is terminated by us without cause or by the applicable executive for good reason, and such termination occurs during the change in control protection period, such executive will be eligible to receive:

▪
a severance payment equal to 150% of the sum of his or her annual base salary amount plus target annual incentive compensation amount (the “Enhanced Severance Amount”) (which generally would be paid in a single lump sum following the applicable executive’s termination of employment; although a portion of this amount would be paid over the 12-month period following the applicable executive’s termination of employment, if required under Section 409A of the Code);

▪
a pro rata portion of his or her target annual incentive compensation payment for the year of termination, based on the number of days he or she was employed during such year, to be paid in a lump sum on the same pro rata bonus payment schedule described above; and

▪	reimbursement to the applicable executive for the full amount of his or her premiums for health care continuation coverage for a period of up to 18 months.
•
Change in Control Protection Period: For purposes of the Severance Plan, the change in control protection period is the 24-month period following a change in control (as defined in the Severance Plan). If a change in control occurs during the six-month period following termination of the employment of our NEOs, other than Mr. Reintjes, by us without cause, or by the applicable executive for good reason, and such termination of employment (or the event giving rise to the termination for good reason) occurred at the request of a third party which had taken steps reasonably calculated or intended to effectuate such change in control, or otherwise arose in connection with or in anticipation of such change in control, then such executive would be entitled to receive the Enhanced Severance Amount, less any portion of the Base Severance Amount that was previously paid.
•	Net-Best Provision: The Severance Plan also contains a net-best Section 280G cutback provision substantially similar to the cutback provision described above for Mr. Reintjes.

44	YETI® 2026 Proxy Statement

Executive Compensation
POST-EMPLOYMENT COMPENSATION TABLE
Set forth below are the amounts that our NEOs would have received upon a change in control or qualifying termination as of January 3, 2026. In calculating the amounts in the table, YETI based the stock distribution values on a price of $44.84 per share, which was the closing price of our common stock on the NYSE as of January 2, 2026, the last trading day of fiscal 2025.

Name	Compensation Component	Termination(a) Following Change in Control ($)	Involuntary or Good Reason Termination ($)	Death or Disability ($)
Matthew J. Reintjes President and Chief Executive Officer	Cash Severance	5,325,000(1)	3,993,750(2)	—
	Annual Incentive	1,597,500(3)	1,597,500(4)	—
	Long Term Incentives	19,619,249(5)	—	19,619,249(5)
	Benefits and Perquisites:	28,346(6)	28,346(6)	—
	Total:	26,570,095	5,619,596	19,619,249
Michael J. McMullen Former Senior Vice President, Chief Financial Officer and Treasurer(10)	Cash Severance	1,365,000(7)	520,000(8)	—
	Annual Incentive	390,000(3)	390,000(4)	—
	Long Term Incentives	2,900,251(5)	—	2,900,251(5)
	Benefits and Perquisites:	28,346(6)	18,897(9)	—
	Total:	4,683,597	928,897	2,900,251
Martin H. Duff IV Senior Vice President, Chief Supply Chain and Operations Officer	Cash Severance	1,128,000(7)	470,000(8)	—
	Annual Incentive	282,000(3)	282,000(4)	—
	Long Term Incentives	1,986,188(5)	—	1,986,188(5)
	Benefits and Perquisites:	28,346(6)	18,897(9)	—
	Total:	3,424,534	770,897	1,986,188
Bryan C. Barksdale Senior Vice President, Chief Legal Officer and Secretary	Cash Severance	1,104,000(7)	460,000(8)	—
	Annual Incentive	276,000(3)	276,000(4)	—
	Long Term Incentives	2,251,237(5)	—	2,251,237(5)
	Benefits and Perquisites:	26,183(6)	17,455(9)	—
	Total:	3,657,420	753,455	2,251,237

(a)	Involuntary termination without Cause or voluntary termination with Good Reason.
(1)	Under the CEO’s Amended and Restated Employment Agreement, amount is 2.0 times the sum of base salary plus the target annual incentive award.
(2)	Under the CEO’s Amended and Restated Employment Agreement, amount is 1.5 times the sum of base salary plus the target annual incentive award.
(3)
Under the CEO’s Amended and Restated Employment Agreement and the Severance Plan, amount earned is the pro rata target incentive for the year of termination. The amount shown in the table is the full annual target incentive.

(4)
Under the CEO’s Amended and Restated Employment Agreement and the Severance Plan, amount earned is the pro rata actual incentive for the year of termination. The amount shown in the table is the full actual annual incentive.

(5)
Under the terms of the individual PBRSU, RSU and stock option award agreements, upon (i) an involuntary termination without cause or voluntary termination with good reason that occurs within two years following a change in control, all unvested PBRSUs, RSUs and stock options will vest, with the number of PBRSUs to vest equal to the target number of PBRSUs subject to such award, or (ii) a termination of employment due to death or disability, all unvested PBRSUs (based on the target number of PBRSUs subject to such award), shares of RSUs and stock options will vest. Unvested PBRSUs (based on the target number of PBRSUs subject to an award), shares of RSUs and stock options would also vest if awards were not assumed in the change in control. The amount shown is the value of all unvested stock options based on the difference between the exercise price and the price of a YETI share as of January 2, 2026 plus the market value of all unvested PBRSUs (assuming target performance) and RSUs based on the price of a YETI share as of January 2, 2026.

(6)	Amount is YETI’s reimbursement for the full amount of the COBRA premium payments for an 18-month period following termination (assumes 2025 elections and rates).
(7)	Under the Severance Plan, amount is 1.5 times the sum of base salary plus target annual incentive award.
(8)	Under the Severance Plan, amount is equal to 1.0 times the executive’s base salary.
(9)	Under the Severance Plan, amount is YETI’s reimbursement to the Executive for the full amount of COBRA premium payments for a 12-month period following termination (assumes 2025 elections and rates).
(10)
In connection with the end of his employment, Mr. McMullen entered into a separation agreement with the Company, pursuant to which he will receive the benefits to which he is entitled for an involuntary termination of employment under the Company’s Senior Leadership Severance Benefits Plan. Mr. McMullen will also provide transition services as a consultant to the Company following his termination of employment through May 31, 2026 at a rate of $10,000 per month, for an aggregate of $30,000.

YETI® 2026 Proxy Statement	45

Executive Compensation
CEO PAY RATIO
For fiscal 2025, the annual total compensation of the employee who was identified as our median employee was $93,009, and the annual total compensation of our CEO, Matthew J. Reintjes, was $7,697,528. Based on this information, for fiscal 2025, the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee was approximately 83 to 1. This ratio is a reasonable estimate calculated in a manner consistent with SEC rules and in accordance with the requirements of Item 402(c)(2) of Regulation S-K.
For fiscal 2025, we used the same median employee as in fiscal 2024 because there was no change in our employee population or compensation arrangements that would significantly impact this disclosure. The methodology and the material assumptions, adjustments and estimates that we used to identify the median employee in fiscal 2024 were as follows:
•	We selected September 28, 2024 as the date upon which we would identify our median employee.
•
As of September 28, 2024, our employee population consisted of approximately 1,255 individuals globally, of which 1,102 were in the United Stated and 153 were outside the United States. In determining our employee population, we considered our worldwide employees as of September 28, 2024, whether employed on a full-time, part-time, temporary or seasonal basis.

•
In accordance with the “de minimis exemption” adjustment permitted under SEC rules, which allows the exclusion of non-U.S. employees constituting less than 5% of the total employee population from the median employee calculation, we excluded 52 employees (representing fewer than 5% of our total employee population, excluding the CEO, as of September 28, 2024) from 6 countries as follows: 29 employees in China, 10 employees in the United Kingdom, 6 employees in the Philippines, 3 employees in Singapore, 2 employees in Germany, and 2 employees in Thailand. After the exclusions, 1,102 employees in the United States and 101 employees located outside of the United States were considered for identifying the median employee.

•
To identify our median employee, we analyzed the actual total earnings compiled from our payroll records for the fiscal year ended December 28, 2024 to determine the median employee. Actual earnings included base pay, overtime compensation, bonuses and other incentive pay (including commissions and fringe benefits).

▪	We annualized the compensation of the employees who were hired during the applicable period, but who did not work for us during the entire 12 months.
▪	We did not make any cost-of-living adjustments to adjust for employees living outside of Austin, Texas.
▪	For employees in foreign jurisdictions, we converted amounts paid in local currencies to U.S. dollars using the exchange rate as of September 28, 2024.
•	We determined that our median employee was a full-time corporate employee located in the United States.

46	YETI® 2026 Proxy Statement

Executive Compensation
PAY VERSUS PERFORMANCE
Under rules adopted pursuant to the Dodd-Frank Act, we are required to disclose certain information about the relationship between the compensation actually paid to our named executive officers and certain measures of company performance. The material that follows is provided in compliance with these rules; however, additional information regarding our compensation philosophy, the structure of our performance-based compensation programs, and compensation decisions made this year is described above in our “Compensation Discussion and Analysis”.
The following table provides information regarding compensation actually paid to our principal executive officer, or PEO, and other NEOs for each year from 2021 to 2025, compared to our total shareholder return (TSR) from December 31, 2020 through the end of each such year, and our Net Income and Free Cash Flow for each such year.

Year (a)	Summary Compensation Table Total for PEO (b)(1)(2)	Compensation Actually Paid to PEO (c)(1)(3)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers (d)(4)	Average Compensation Actually Paid to Non-PEO Named Executive Officers (e)(5)	Value of Initial Fixed $100 Investment Based On:		Net Income (in thousands) (h)(8)	Free Cash Flow (in thousands) (i)(9)
					Total Shareholder Return (f)(6)	Peer Group Total Shareholder Return (g)(7)
2025	$7,697,528	$15,251,046	$1,558,205	$2,354,894	$65	$56	$165,388	$212,070
2024	$7,822,644	$10,484,095	$1,361,715	$1,290,268	$57	$56	$175,689	$219,554
2023	$10,076,903	$14,478,831	$1,949,000	$2,625,281	$76	$60	$169,885	$235,270
2022	$5,339,054	($7,609,029)	$1,587,779	($1,234,645)	$60	$60	$89,693	$54,965
2021	$7,678,474	$15,467,715	$2,110,998	$3,839,208	$121	$106	$212,602	$90,399

(1)	Our PEO was Matthew J. Reintjes.
(2)	Represents the total compensation paid to our PEO in each listed year, as shown in our Summary Compensation Table for such listed year.
(3)
Compensation actually paid does not mean that our PEO was actually paid those amounts in the listed year, but this is a dollar amount derived from the starting point of summary compensation table total compensation under the methodology prescribed under the relevant rules as shown in the adjustment table below.

2025 ($)
Summary Compensation Table Total(a)	7,697,528
Subtract Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year(b)	(5,500,187)
Add Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year(c)	6,533,798
Adjust for Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years(c)	5,639,393
Adjust for Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year(c)	—
Adjust for Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year(c)	880,515
Subtract Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year(c)	—
Add Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	—
Compensation Actually Paid	15,251,046

a.
We have not reported any amounts in our Summary Compensation Table with respect to “Change in Pension and Nonqualified Deferred Compensation” and, accordingly, the adjustments with respect to such items prescribed by the pay-versus-performance rules are not relevant to our analysis and no adjustments have been made.

YETI® 2026 Proxy Statement	47

Executive Compensation
b.	The amounts reflect the aggregate grant-date fair value reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.
c.
In accordance with Item 402(v) requirements, the fair values of unvested and outstanding equity awards to our PEO were remeasured as of the end of each fiscal year, and as of each vesting date, during the years displayed in the table above. We approached the determination of fair value in the same way as we historically have determined fair value and fair values as of each measurement date were determined using valuation assumptions and methodologies (including expected term, volatility, dividend yield, and risk-free interest rates) that are generally consistent with those used to estimate fair value at grant under US GAAP. See “Stock-Based Compensation” in the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K for additional details.

(4)
This figure is the average of the total compensation paid to our NEOs other than our PEO in each listed year, as shown in our Summary Compensation Table for such listed year. The names of the non-PEO NEOs in each year are listed in the table below.

2021	2022	2023	2024	2025
Paul C. Carbone	Paul C. Carbone	Michael J. McMullen	Michael J. McMullen	Michael J. McMullen
Bryan C. Barksdale	Michael J. McMullen	Bryan C. Barksdale	Martin H. Duff IV	Martin H. Duff IV
Kirk A. Zambetti	Bryan C. Barksdale	S. Faiz Ahmad	Bryan C. Barksdale	Bryan C. Barksdale
Hollie S. Castro	Kirk A. Zambetti	Martin H. Duff IV	S. Faiz Ahmad
Hollie S. Castro
S. Faiz Ahmad

(5)
This figure is the average of compensation actually paid for our NEOs other than our PEO in each listed year. Compensation actually paid does not mean that these NEOs were actually paid those amounts in the listed year, but this is a dollar amount derived from the starting point of Summary Compensation Table total compensation under the methodology prescribed under the SEC’s rules as shown in the table below, with the indicated figures showing an average of such figure for all NEOs other than our PEO in each listed year.

2025 ($)
Summary Compensation Table Total(a)	1,558,205
Subtract Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year(b)	(842,590)
Add Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year(c)	998,632
Adjust for Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years(c)	497,171
Adjust for Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year(c)	—
Adjust for Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year(c)	143,476
Subtract Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year(c)	—
Add Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	—
Compensation Actually Paid	2,354,894

(a)
We have not reported any amounts in our Summary Compensation Table with respect to “Change in Pension and Nonqualified Deferred Compensation” and, accordingly, the adjustments with respect to such items prescribed by the pay-versus-performance rules are not relevant to our analysis and no adjustments have been made.

(b)	The amounts reflect the aggregate grant-date fair value reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.
(c)
In accordance with Item 402(v) requirements, the fair values of unvested and outstanding equity awards to our NEOs were remeasured as of the end of each fiscal year, and as of each vesting date, during the years displayed in the table above. We approached the determination of fair value in the same way as we historically have determined fair value and fair values as of each measurement date were determined using valuation assumptions and methodologies (including expected term, volatility, dividend yield, and risk-free interest rates) that are generally consistent with those used to estimate fair value at grant under US GAAP. See “Stock-Based Compensation” in the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K for additional details.

(6)
Total shareholder return is calculated by assuming that a $100 investment was made on the day prior to the first fiscal year reported below and that all dividends are reinvested until the last day of each reported fiscal year.

48	YETI® 2026 Proxy Statement

Executive Compensation
(7)
The peer group used is the S&P 500 Apparel, Accessories & Luxury Goods Index, as used in YETI’s Stock Performance Graph in our annual report. Total shareholder return is calculated by assuming that a $100 investment was made on the day prior to the first fiscal year reported below and that all dividends are reinvested until the last day of each reported fiscal year.

(8)	The dollar amounts reported are YETI’s net income reflected in YETI’s audited financial statements for the applicable year.
(9)
In YETI’s assessment, Free Cash Flow is the financial performance measure that is the most important financial performance measure used by YETI in 2025 to link compensation actually paid to performance. Please see the Compensation Discussion and Analysis section above for a further discussion of Free Cash Flow and how it is utilized in our executive compensation program.

Brief Disclosure of Valuation Assumptions
The assumptions used in calculating the fair value of the equity awards did not differ in any material respect from the assumptions used to calculate the grant date fair value of the awards as reported in the Summary Compensation Table, except that the fiscal 2023 PBRSUs and fiscal 2024 PBRSUs assumed a payout above target, while the grant date fair value calculations assumed a payout at target.
Tabular List of Performance Measures
The list below includes the four financial performance measures that in our assessment represent the most important financial performance measures used to link compensation actually paid to our NEOs, for 2025, to company performance.
Tabular List
•	Free Cash Flow
•	Relative Total Shareholder Return (TSR)
•	Adjusted Net Sales
•	Adjusted Operating Income
Description of Relationships Between Compensation Actually Paid and Performance
The graphs below describe, in a manner compliant with the relevant rules, the relationship between Compensation Actually Paid and the individual performance measures shown.

Compensation Actually Paid Versus TSR

$120.97
$106.06
$60.33
$59.96
$75.62
$59.81
$57.47
$56.31
$65.49
$56.00
$15.5
$3.8
$(7.6)
$(1.2)
$14.5
$2.6
$10.5
$1.3
$15.3
$2.4
2021
2022
2023
2024
2025
Compensation Actually Paid (PEO) ($ in millions)
Avg. Compensation Actually Paid (Non-PEO NEO) ($ in millions)
Company TSR
Peer Group TSR

YETI® 2026 Proxy Statement	49

Executive Compensation

Compensation Actually Paid Versus Net Income

$212.6
$89.7
$169.9
$175.7
$165.4
$15.5
$3.8
$(7.6)
$(1.2)
$14.5
$2.6
$10.5
$1.3
$15.3
$2.4
2021
2022
2023
2024
2025
Compensation Actually Paid (PEO) ($ in millions)
Avg. Compensation Actually Paid (Non-PEO NEO) ($ in millions)
Net Income ($ in millions)

Compensation Actually Paid Versus Free Cash Flow

$90.4
$55.0
$235.3
$219.6
$212.1
$15.5
$3.8
$(7.6)
$(1.2)
$14.5
$2.6
$10.5
$1.3
$15.3
$2.4
2021
2022
2023
2024
2025
Compensation Actually Paid (PEO) ($ in millions)
Avg. Compensation Actually Paid (Non-PEO NEO) ($ in millions)
Free Cash Flow ($ in millions)

50	YETI® 2026 Proxy Statement

Executive Compensation
EQUITY COMPENSATION PLAN INFORMATION
The following table summarizes our equity compensation plan information as of January 3, 2026:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by YETI Holdings, Inc. stockholders(1)	2,846,807(2)	$19.73(3)	2,451,579(4)
Equity compensation plans not approved by YETI Holdings, Inc. stockholders
Total	2,846,807	$19.73	2,451,579

(1)
Reflects the 2018 Plan and the 2024 Plan. The 2018 Plan was approved by our stockholders via written consent on September 26, 2018. As of May 7, 2024, the 2018 Plan is no longer in effect for new grants since stockholders approved the 2024 Plan.

(2)
Includes an aggregate of 559,487 shares subject to outstanding options granted under the 2018 Plan, as well as an aggregate of 2,161,395 RSUs outstanding under the 2018 Plan and 2024 Plan and an aggregate of 125,925 DSUs outstanding under the 2018 Plan and 2024 Plan. Each RSU or DSU is intended to be the economic equivalent of one share of our common stock.

(3)	The weighted-average exercise price does not include outstanding RSUs or DSUs.
(4)
These shares remain available for future issuance under the 2024 Plan, as the 2018 Plan is no longer in effect for new grants. In addition to options, RSUs and DSUs, other equity benefits that may be granted under the 2024 Plan include stock appreciation rights, restricted stock, performance shares, performance units, cash incentive awards, and certain other awards based on or related to shares of our common stock.

YETI® 2026 Proxy Statement	51

SAY-ON-FREQUENCY
PROPOSAL 3. APPROVAL, BY A NON-BINDING ADVISORY VOTE, OF THE FREQUENCY OF FUTURE SAY-ON-PAY VOTES
In accordance with the rules of the SEC, we are providing our stockholders with the opportunity to cast a non-binding advisory vote on how frequently we should seek an advisory vote on the compensation program for our named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including the compensation tables and the related narrative disclosure. This non-binding advisory vote is commonly referred to as a “say-on-frequency” vote and, under the SEC rules, we are required to hold a new say-on-frequency vote at least every six years.
By voting with respect to this Proposal 3, stockholders may indicate whether they would prefer that we conduct future advisory votes on the compensation program for our named executive officers every year, every two years, or every three years.
The Board believes that the nonbinding advisory vote on the compensation program for our named executive officers should be conducted every year so that our stockholders may annually express their views on our executive compensation program.
Stockholders are not voting to approve or disapprove the recommendation of the Board. Instead, stockholders may cast a vote on their preferred voting frequency by choosing any of the following four options with respect to this proposal: “1 year,” “2 years,” “3 years,” or “Abstain.” If you do not have a preference regarding the frequency of future advisory votes on the compensation of our named executive officers, you should “Abstain” from voting on this Proposal 3. For the reasons discussed above, we are asking our stockholders to vote for a frequency of “1 year.”
Under our Bylaws, the affirmative vote of a majority of the shares of common stock cast on the proposal by holders present or represented at the meeting is required to approve a frequency option for future advisory votes on the compensation of our named executive officers. However, if no option receives such majority vote, our Board will consider the option that receives the most votes cast at the Annual Meeting to be the frequency option preferred by our stockholders.
As an advisory vote, this proposal is not binding. However, the Board and Compensation and Talent Committee, which is responsible for designing and administering our executive compensation program, value the opinions expressed by stockholders in their vote on this proposal and will consider the option that receives the most votes in determining the frequency of future votes on the compensation program for our named executive officers.

The Board unanimously recommends that stockholders vote to approve “1 YEAR” as the frequency of future say-on-pay votes

52	YETI® 2026 Proxy Statement

AUDIT
MATTERS
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES
The following table sets forth the estimated aggregate fees for professional services rendered by PricewaterhouseCoopers LLP (“PwC”) for fiscal 2025 and fiscal 2024, which were approved in compliance with the Audit Committee’s pre-approval policy described below.

	Fiscal 2025 ($)	Fiscal 2024 ($)
Audit Fees(1)	1,550,031	1,525,954
Audit-Related Fees	—	—
Tax Fees(2)	776,196	628,011
All Other Fees	—	—
Total Fees	2,326,227	2,153,965

(1)
Audit fees represent amounts billed for professional services rendered in connection with the integrated audit of our annual financial statements and internal control over financial reporting, and the review of our interim consolidated financial statements included in our quarterly reports filed with the SEC, and services normally provided by our independent registered public accounting firm in connection with statutory or regulatory filings or engagements, accounting consultations on matters addressed during the audit or interim reviews and SEC filings, including items that may include comfort letters, consents, and comment letters.

(2)	Tax fees represent amounts billed for tax advice, tax compliance and consulting.
In considering the nature of the services provided by PwC, the Audit Committee determined that the provision of such services is consistent with the SEC’s rules on auditor independence.
AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND NON-AUDIT SERVICES
It is the policy of the Audit Committee to pre-approve all audit engagement fees, terms, and services and permissible non-audit services to be performed by our independent registered public accounting firm.
Annually, the Audit Committee reviews and, as it deems appropriate, pre-approves the anticipated audit, audit-related, tax, and other services to be performed by the independent registered public accounting firm during the year. The Audit Committee reviews a description of the scope of services falling within pre-designated fee categories and imposes specific budgetary guidelines. The Audit Committee periodically reviews and pre-approves proposed additional services to be performed by the independent registered public accounting firm and related fees that are outside the scope of the services and fees pre-approved by the Audit Committee during its annual review. In order to respond to time-sensitive requests for services that may arise between regularly scheduled meetings, the Audit Committee delegates pre-approval authority to one or more of its members, who report any pre-approval decisions to the Audit Committee at its next scheduled meeting. During fiscal 2025, the Audit Committee did not approve any non-audit services pursuant to the de minimis exception described in Section 10A(i)(1)(B) of the Exchange Act.

YETI® 2026 Proxy Statement	53

Audit Matters
AUDIT COMMITTEE REPORT
The following report of the Audit Committee shall not be deemed to be “soliciting material” or to otherwise be considered “filed” with the SEC or be subject to Regulation 14A or 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Exchange Act, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, except to the extent that YETI specifically incorporates it by reference into such filing.
As provided in its charter, the purposes of the Audit Committee are to (a) assist the Board in fulfilling its oversight responsibilities with respect to (i) the integrity of YETI’s financial statements, (ii) YETI’s compliance with legal and regulatory requirements, (iii) the independent auditors’ qualifications, independence and performance, and (iv) the performance of YETI’s internal audit function; (b) prepare the Audit Committee’s report to be included in YETI’s annual proxy statement; (c) advise and consult with management and the Board regarding the financial affairs of YETI; and (d) appoint, compensate, retain, dismiss and oversee the work of YETI’s independent auditors. Our principal responsibility is one of oversight. YETI’s management is responsible for the preparation, presentation and integrity of its financial statements, and YETI’s independent registered public accounting firm is responsible for auditing and reviewing those financial statements. YETI’s independent registered public accounting firm reports directly to the Audit Committee, which is responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm.
In this context, we have reviewed and discussed YETI’s audited consolidated financial statements for the fiscal year ended January 3, 2026, with YETI’s management and PricewaterhouseCoopers LLP, YETI’s independent registered public accounting firm for fiscal 2025. This review included discussions with PricewaterhouseCoopers LLP regarding those matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. In addition, we received from PricewaterhouseCoopers LLP the written disclosures and the letter required by the applicable requirements of the PCAOB regarding PricewaterhouseCoopers LLP’s communications with the Audit Committee concerning independence and discussed with PricewaterhouseCoopers LLP its independence from YETI and its management.
Based on these reviews and discussions and the reports of PricewaterhouseCoopers LLP, the Audit Committee recommended to the Board that the audited financial statements be included in YETI’s Annual Report on Form 10-K for the fiscal year ended January 3, 2026, for filing with the SEC.
The Audit Committee
•	Robert K. Shearer (Chair)
•	Arne Arens
•	Alison Dean
•	Frank D. Gibeau
•	Mary Lou Kelley

54	YETI® 2026 Proxy Statement

Audit Matters
PROPOSAL 4. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee is directly and solely responsible for the appointment, compensation, retention and oversight of the independent external audit firm retained to audit YETI’s financial statements. YETI’s independent registered public accounting firm for the fiscal year ended January 3, 2026 was PwC. Although stockholder ratification of this appointment is not required, as a matter of good corporate governance, the Audit Committee requests that stockholders ratify its appointment of PwC to serve as our independent registered public accounting firm for the fiscal year ending January 2, 2027. If the appointment is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the fiscal year if it determines that such a change would be in the best interests of YETI and its stockholders. The members of the Audit Committee and the Board believe that the Audit Committee’s appointment of PwC as YETI’s independent external auditor is in the best interests of YETI and its stockholders.
We expect that representatives of PwC will be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and to respond to appropriate questions.

The Board unanimously recommends that stockholders vote “FOR” the ratification, on a non-binding basis, of the appointment of PwC as YETI’s independent registered public accounting firm for the fiscal year ending January 2, 2027.

YETI® 2026 Proxy Statement	55

STOCK OWNERSHIP AND CERTAIN
RELATIONSHIPS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information with respect to the beneficial ownership of our common stock as of March 10, 2026, except to the extent indicated otherwise in the footnotes by the following:
•	each stockholder who beneficially owns more than 5% of our common stock;
•	each NEO (as defined in Compensation Discussion and Analysis);
•	each of our directors and director nominees; and
•	all of our current executive officers and directors as a group.
The number of shares beneficially owned by each stockholder, director or officer is determined in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as affected by applicable community property laws or as otherwise set forth in the footnotes below, all persons listed have sole voting and investment power with respect to all shares shown as beneficially owned by them.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percent of Common Stock Beneficially Owned(1)
5% Stockholders:
Baillie Gifford & Co(2)	3,945,196	5.21%
BlackRock, Inc.(3)	7,572,836	10.00%
Capital World Investors(4)	4,233,516	5.59%
Vanguard Group(5)	8,381,676	11.07%
Wellington Management Group LLP(6)	5,386,954	7.12%
Named Executive Officers, Directors and Director Nominees:
Bryan C. Barksdale(7)	112,106	*
Martin H. Duff IV	31,029	*
Michael J. McMullen(8)	77,846	*
Matthew J. Reintjes(9)	905,469	1.20%
Arne Arens(10)(11)	1	*
Elizabeth L. Axelrod(11)	—	—
Alison Dean(11)(12)	16,141	*
Frank D. Gibeau(11)(13)	18,852	*
Mary Lou Kelley(11)	14,311	*
Dustan E. McCoy(11)(14)	31,623	*
Robert K. Shearer(11)	—	—
J. Magnus Welander(11)	—	—
All current executive officers and directors as a group (12 persons)(11)(15)	1,129,532	1.49%

*	Represents less than 1%.

56	YETI® 2026 Proxy Statement

Stock Ownership and Certain Relationships
(1)	Percentages based on 75,693,642 outstanding shares of our common stock on March 10, 2026.
(2)
Information regarding the number of shares beneficially owned is based on information contained in a Schedule 13G/A filed with the SEC on February 9, 2026 by Baillie Gifford & Co (“Baillie Gifford”). According to the Schedule 13G/A, as of December 31, 2025, Baillie Gifford had sole voting power with respect to 3,895,203 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 3,945,196 shares and shared dispositive power with respect to 0 shares. Securities reported on this Schedule 13G/A as being beneficially owned by Baillie Gifford & Co. are held by Baillie Gifford & Co. and/or one or more of its investment adviser subsidiaries, which may include Baillie Gifford Overseas Limited, on behalf of investment advisory clients, which may include investment companies registered under the Investment Company Act, employee benefit plans, pension funds or other institutional clients. The address of Baillie Gifford is Calton Square, 1 Greenside Row, Edinburgh EH1 3AN, Scotland, UK.

(3)
Information regarding the number of shares beneficially owned is based on information contained in a Schedule 13G/A filed with the SEC on October 7, 2024 by BlackRock, Inc. (“BlackRock”). According to the Schedule 13G/A, as of March 31, 2025, BlackRock had sole voting power with respect to 7,403,516 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 7,572,836 shares and shared dispositive power with respect to 0 shares. The address of BlackRock is 50 Hudson Yards, New York, NY 10001.

(4)
Information regarding the number of shares beneficially owned is based on information contained in a Schedule 13G/A filed with the SEC on February 9, 2024 by Capital World Investors, which is a division of Capital Research and Management Company, as well as its investment management subsidiaries and affiliates Capital Bank and Trust Company, Capital International, Inc., Capital International Limited, Capital International Sarl, Capital International K.K., Capital Group Private Client Services, Inc., and Capital Group Investment Management Private Limited. According to the Schedule 13G/A, as of December 29, 2023, Capital World Investors had sole voting power with respect to 4,233,516 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 4,233,516 shares and shared dispositive power with respect to 0 shares. The address of Capital Research Global Investors is 333 South Hope Street, 55th Floor, Los Angeles, CA 90071.

(5)
Information regarding the number of shares beneficially owned is based on information contained in a Schedule 13G/A filed with the SEC on September 8, 2025 by The Vanguard Group (“Vanguard”). According to the Schedule 13G/A, as of August 29, 2025, Vanguard had sole voting power with respect to 0 shares, shared voting power with respect to 498,777 shares, sole dispositive power with respect to 7,779,765 shares and shared dispositive power with respect to 601,911 shares. The address of Vanguard is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(6)
Information regarding the number of shares beneficially owned is based on information contained in a Schedule 13G/A filed with the SEC on February 10, 2026 by Wellington Management Group LLP (“Wellington”). According to the Schedule 13G/A, as of December 31, 2025, Wellington had sole voting power with respect to 0 shares, shared voting power with respect to 3,694,845 shares, sole dispositive power with respect to 0 shares and shared dispositive power with respect to 5,386,954 shares. The address of Wasatch is c/o Wellington Management Company LLP, 280 Congress Street, Boston, MA 02210.

(7)	Includes 47,293 shares of common stock that Bryan C. Barksdale has the right to acquire within 60 days of March 10, 2026 through the exercise of options.
(8)	Includes 11,444 shares of common stock that Michael J. McMullen has the right to acquire within 60 days of March 10, 2026 through the exercise of options.
(9)
Includes 500,750 shares of common stock that Matthew J. Reintjes has the right to acquire within 60 days of March 10, 2026 through the exercise of options. Excludes 110,000 shares held in a Spousal Lifetime Access Trust (the “SLAT”) for the benefit of Mr. Reintjes’ spouse and children. Mr. Reintjes’ spouse serves as trustee of the SLAT. Mr. Reintjes disclaims beneficial ownership of the shares in the SLAT.

(10)	Represents one share of common stock that Arne Arens owns indirectly as custodian for a child.
(11)
Does not include shares of common stock underlying DSUs. DSUs vest in full in one installment on the earlier to occur of (a) the first anniversary of the date of grant and (b) immediately prior to our next annual meeting of our stockholders, subject to the director’s continued service through the applicable vesting date. Settlement does not occur until the earlier of (a) the date specified by the non-employee director in his or her deferral election form or (b) the six-month anniversary of the non-employee director’s cessation of service on the Board. As of March 10, 2026, directors held the following number of DSUs: Arne Arens, 5,913; Elizabeth L. Axelrod, 14,464; Alison Dean, 1,342; Frank D. Gibeau, 6,322; Mary Lou Kelley, 22,797; Dustan E. McCoy, 3,155; Robert K. Shearer, 62,085; and J. Magnus Welander, 9,847.

(12)	Includes 5,467 shares of common stock that Alison Dean has the right to acquire within 60 days of March 10, 2026 through the vesting of RSUs.
(13)
Reflects 5,467 shares of common stock that Frank D. Gibeau has the right to acquire within 60 days of March 10, 2026 through the vesting of RSUs. Also includes 13,385 shares that are held by a family trust, of which Mr. Gibeau is trustee and his children are beneficiaries.

(14)	Reflects 5,467 shares of common stock that Dustan E. McCoy has the right to acquire within 60 days of March 10, 2026 through the vesting of RSUs.
(15)	Includes 564,444 shares of common stock that current executive officers and directors have the right to acquire within 60 days of March 10, 2026 through the exercise of options or the vesting of RSUs.

YETI® 2026 Proxy Statement	57

Stock Ownership and Certain Relationships
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Since December 29, 2024, we have not participated in any transactions in which the amount involved exceeds $120,000 and in which any of our executive officers, directors, or beneficial holders of more than 5% of our capital stock had or will have a direct or indirect material interest.
Policies and Procedures for Related Party Transactions
Pursuant to the Audit Committee Charter, the Audit Committee is responsible for reviewing and approving or disapproving “Related Person Transactions.” Pursuant to our written Related Person Transactions Policy, Related Person Transactions are, subject to the exclusions described below, transactions, arrangements or relationships between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person is determined to have, have had, or expects to have a direct or indirect material interest or transactions, arrangements or relationships that would cast into doubt the independence of a director, would present the appearance of a conflict of interest between us and related persons or is otherwise prohibited by law, rule or regulation. Our policy specifically excludes the following from the definition of Related Person Transaction: (a) compensation to a director or executive officer that is or will be disclosed in YETI’s proxy statement; (b) compensation to an executive officer who is not an immediate family member of a director or of another executive officer that has been approved by the Compensation and Talent Committee or the Board; (c) a transaction in which the rates or charges involved are determined by competitive bids, or which involves rates or charges fixed in conformity with law or governmental authority; (d) a transaction that involves services as a bank depositary of funds, transfer agent, registrar, indenture trustee or similar services; (e) a transaction in which the related person’s interest arises solely from the ownership of YETI stock and all stockholders receive the same benefit on a pro rata basis; and (f) a transaction entered into or consummated prior to the date of our initial public offering. Our policy regarding Related Person Transactions provides that a related person is: (a) any person who has served as a director or an executive officer of YETI at any time during the last fiscal year; (b) any person whose nomination to become a director has been presented in a proxy statement relating to the election of directors since the beginning of the last fiscal year; (c) any person who was at any time during the last fiscal year an immediate family member of any of the persons listed in (a) and (b) of this sentence; or (d) any person or any immediate family member of such person who is known to us to be the beneficial owner of more than 5% of YETI’s stock at the time of the transaction
The Audit Committee will report its action with respect to any Related Person Transaction to the Board. In the event that any Related Person Transaction is approved by the Audit Committee, such transaction will be disclosed in our proxy statement for the next annual meeting of stockholders following such approval.
DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires our executive officers, directors and persons who beneficially own more than ten percent of our ordinary shares to file reports of their beneficial ownership and changes in ownership (Forms 3, 4 and 5, and any amendment thereto) with the SEC. Based solely on a review of forms filed in the SEC’s EDGAR database and written representations from executive officers and directors, we believe that during the fiscal year ended January 3, 2026, all required reports were filed on a timely basis. However, in fiscal 2024, a Form 4 to report two gift transactions by Frank Gibeau, including a disposition of directly held securities and an acquisition of indirectly held securities, was not filed on a timely basis. The omission was corrected on a Form 4 filed by Mr. Gibeau on May 9, 2025.

58	YETI® 2026 Proxy Statement

ADDITIONAL
INFORMATION
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
Why am I receiving this Proxy Statement?
You are receiving this Proxy Statement in connection with the solicitation of proxies by YETI’s Board to be voted at the Annual Meeting (and at any adjournment or postponement of the Annual Meeting), for the purposes set forth in the Annual Meeting Notice.
What is a proxy?
A proxy is your legal designation of another person to vote the stock you own. If you designate someone as your proxy in a written document, that document is also called a proxy (or proxy card). Scott C. Bomar and Bryan C. Barksdale have been designated as the proxy holders in connection with the Board’s solicitation of proxies for the Annual Meeting.
How can I attend the Annual Meeting?
You may attend the Annual Meeting online, including to vote and/or submit questions, at www.virtualshareholdermeeting.com/YETI2026. The Annual Meeting will begin at 8:00 a.m. CDT, with online check-in beginning at 7:45 a.m. CDT, on May 7, 2026. Stockholders will need to use the control number on their proxy card, voting instruction form or Notice of Internet Availability in order to log into www.virtualshareholdermeeting.com/YETI2026. We encourage you to access the Annual Meeting prior to the start time. Please allow ample time for online check-in, which will begin at 7:45 a.m. CDT. Please note that if you do not have your control number and you are a registered owner, operators will be able to provide your control number to you. However, if you are a beneficial owner (and thus hold your shares in an account at a bank, broker or other holder of record), you will need to contact that bank, broker or other holder of record to obtain your control number prior to the Annual Meeting if you are unable to locate it on your voting instruction form or Notice of Internet Availability. Technicians will be available to assist you with any technical difficulties. If you encounter any difficulties accessing the Annual Meeting during check-in or during the Annual Meeting, please call 1-844-986-0822, or 303-562-9302 for international calls. The technical support number will also be displayed on the login page of the online virtual meeting platform.
Can I ask questions?
Stockholders who enter the Annual Meeting Portal using their control number may submit live questions during the Annual Meeting at www.virtualshareholdermeeting.com/YETI2026. During the Annual Meeting, we will answer as many stockholder submitted questions as time permits, and any questions that we are unable to address during the Annual Meeting will be published and answered on our website following the Annual Meeting with the exception of any questions that are irrelevant to the purpose of the Annual Meeting or our business or that contain inappropriate or derogatory comments. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.
Who is entitled to vote at the Annual Meeting?
Holders of shares of YETI’s common stock at the close of business on March 10, 2026, which is the date that the Board has designated as the record date for the Annual Meeting (the “Record Date”), are entitled to vote their shares at the Annual Meeting. As of the Record Date, there were 75,693,642 shares of our common stock issued and outstanding. Each share of YETI’s common stock entitles its holder to one vote on each matter to be acted on at the Annual Meeting.

YETI® 2026 Proxy Statement	59

Additional Information
How many shares must be present to hold the Annual Meeting?
The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of our common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum to transact business. If a quorum is not present or represented at the Annual Meeting, the chair of the Annual Meeting or, if directed by the chair of the Annual Meeting, holders of a majority of the issued and outstanding shares of our common stock present, in person or by proxy at the Annual Meeting and entitled to vote thereon, may adjourn the Annual Meeting from time to time without notice or other announcement until a quorum is present or represented.
What am I voting on and what are the Board voting recommendations?
See page 1 of this Proxy Statement under “Matters To Be Voted On.”
Can other matters be decided at the Annual Meeting?
Management does not intend to present any business at the Annual Meeting for a vote other than the matters set forth in the Annual Meeting Notice and has no information that others will do so. If other matters requiring a vote of the stockholders properly come before the Annual Meeting, it is the intention of the proxy holders appointed by the Board to vote the shares represented by the proxies held by them in accordance with applicable law and their judgment on such matters.
How can I vote?
Beneficial Owners
If you are a beneficial owner and your shares are held by a bank, broker or other nominee, you should follow the instructions provided to you by that firm. Although most banks and brokers now enable beneficial owners to submit their voting instructions by mail, by telephone and by Internet, availability and specific procedures will depend on their voting arrangements. Shares held beneficially may be voted electronically during the Annual Meeting by going to the web address www.virtualshareholdermeeting.com/YETI2026, entering the control number on the voting instruction form or Notice of Internet Availability received by the beneficial owner and following the instructions for voting.
Stockholders of Record
In Advance of the Annual Meeting
If you are a stockholder of record, you can submit a proxy in advance of the Annual Meeting to instruct how to vote your shares at the meeting. You may do this via the following methods:

By Telephone Dial 1-800-690-6903 and follow the instructions for telephone voting shown on the proxy card mailed to you, or the instructions that you received by email.

By Mail
If you received a printed copy of the proxy materials by mail, complete, sign, date and mail the proxy card in the envelope provided. If you vote via the Internet or by telephone, please do not mail your proxy card.

By Mobile Device Scan, with your mobile device, the QR code provided on the proxy card mailed to you.

By Internet
In advance of the Annual Meeting, go to the web address www.proxyvote.com and follow the instructions for Internet voting shown on the Notice of Internet Availability of Proxy Materials or proxy card mailed to you, or the instructions that you received by email.

60	YETI® 2026 Proxy Statement

Additional Information
The deadline to submit a proxy in advance by telephone or electronically is 11:59 P.M. EDT on May 6, 2026. If you submit a proxy by phone or electronically for the voting of your shares at the Annual Meeting, you do not need to return a proxy card. If you plan to mail or return a proxy card to instruct how your shares are voted at the Annual Meeting, your proxy card should be returned so that it is received before the polls close at the Annual Meeting.
During the Annual Meeting
If you are a stockholder of record, you can attend the Annual Meeting and vote your shares during the meeting by going to the web address www.virtualshareholdermeeting.com/YETI2026, entering the control number on the proxy card or Notice of Internet Availability you received and following the instructions for voting.
Can I change my proxy vote?
If you are stockholder of record, you can change your proxy vote or revoke your proxy at any time before the Annual Meeting by:
•	returning a signed proxy card with a later date;
•	authorizing a new proxy vote electronically through the Internet or by telephone; or
•
delivering a written revocation of your proxy to Bryan C. Barksdale, Chief Legal Officer and Secretary, YETI Holdings, Inc., 7601 Southwest Parkway, Austin, Texas 78735 before your original proxy is voted at the Annual Meeting.

Your attendance at the Annual Meeting will not, by itself, constitute revocation of a proxy. Unless you attend the Annual Meeting and vote your shares at the Annual Meeting, you should change your proxy vote using the same method (by Internet, telephone or mail) that you first used to submit a proxy vote for your shares. This will help the inspector of election for the Annual Meeting verify your latest vote.
If you are a beneficial owner of shares, you can submit new voting instructions by contacting your broker, bank or other nominee. You also can vote at the Annual Meeting by using the control number on your proxy card, voting instruction form, or Notice of Internet Availability.
What if I return my proxy card but do not provide voting instructions?
Proxies that are signed and returned but do not contain voting instructions will be voted:
•	FOR ALL to elect the Class II director nominees listed in this Proxy Statement (Proposal 1);
•	FOR the approval of the compensation paid to YETI’s named executive officers (Proposal 2);
•	1 YEAR as the frequency of future say-on-pay votes (Proposal 3);
•	FOR the ratification of the appointment of PWC as YETI’s independent registered public accounting firm for the fiscal year ending January 2, 2027 (Proposal 4); and
•	In the discretion of the named proxy holders if any other matters are properly brought before the Annual Meeting.
Will my shares be voted if I don’t provide my proxy or instruction card?
Registered Stockholders
If your shares are registered in your name, your shares will not be voted unless you provide a proxy by Internet, by telephone, by mail, or vote in person at the Annual Meeting.
Beneficial Owners
Brokers who hold shares in street name for consumers are required to vote shares in accordance with instructions received from the beneficial owners of their respective shares. Rule 452 of the NYSE restricts when brokers who are record holders of shares may exercise discretionary authority to vote those shares in the absence of instructions from beneficial owners. Brokers are not permitted to vote on non-discretionary items such as the election of directors, executive compensation and other significant matters without instructions from the beneficial owner, although brokers will be permitted to vote on discretionary items such as auditor ratification. As a result, if your shares are held in street name and you do not submit voting instructions to your broker, your

YETI® 2026 Proxy Statement	61

Additional Information
brokerage firm cannot vote your shares in its discretion on any of the proposals at the Annual Meeting other than the proposal to ratify the appointment of PwC (Proposal 4), which is considered a discretionary matter. If your broker exercises this discretion to vote your shares on Proposal 4, your shares will constitute “broker non-votes” on each of the other proposals.
YETI cannot provide a single proxy or instruction card for stockholders who own shares in multiple forms as registered stockholders or beneficial owners. As a result, if your shares are held in multiple types of accounts, you must submit your votes for each type of account in accordance with the instructions you receive for that account.
What is the vote required for each proposal?
For Proposal 1, the election of the Class II directors, you may vote “For All” director nominees or withhold your vote for any one or more of the director nominees. Under our Bylaws, director nominees are elected by a plurality of the votes cast by holders of the shares of our common stock entitled to vote in the election of directors at a meeting of stockholders at which a quorum is present. Withheld votes and broker non-votes will have no effect on the election of directors. This means that the individuals nominated for election to the Board who receive the most affirmative votes (among votes properly cast in person or by proxy) will be elected.
For Proposal 2, you may vote “For” or “Against” or abstain from voting. Under our Bylaws, the affirmative vote of a majority of the shares of common stock cast affirmatively or negatively on the proposal by holders present or represented at the Annual Meeting is required to approve Proposal 2. Abstentions and broker non-votes will not be considered as votes cast and, as a result, will not have any effect on Proposal 2.
For Proposal 3, you may vote “1 Year”, “2 Years”, or “3 Years” or abstain from voting. Under our Bylaws, the affirmative vote of a majority of the shares of common stock cast on the proposal by holders present or represented at the Annual Meeting is required to approve a frequency option for future advisory votes on the compensation of our named executive officers. However, if no option receives such majority vote, our Board will consider the option that receives the most votes cast at the Annual Meeting to be the frequency option preferred by our stockholders. Abstentions and broker non-votes will not be considered as votes cast and, as a result, will not have any effect on the proposal.
For Proposal 4, you may vote “For” or “Against” or abstain from voting. Under our Bylaws, the affirmative vote of a majority of the shares of common stock cast affirmatively or negatively on the proposal by holders present or represented at the Annual Meeting is required to ratify the appointment of our independent registered public accounting firm. Abstentions will not be considered as votes cast and, as a result, will not have any effect on the proposal. Because the ratification of the appointment of the independent auditor is considered a “routine” matter, we do not anticipate any broker non-votes with respect to Proposal 4.
When did YETI begin mailing the Notice of Internet Availability and first make available this Proxy Statement and form of proxy to stockholders?
We began mailing the Notice of Internet Availability, and first made available this Proxy Statement and the accompanying form of proxy to our stockholders, on or about March 26, 2026.
Who will count the votes?
A representative of Broadridge Financial Solutions, Inc., our transfer agent, will tabulate the votes and act as the inspector of election.
Where can I find the voting results of the Annual Meeting?
The preliminary voting results will be announced at the Annual Meeting. The final voting results will be tallied by the inspectors of election and disclosed by YETI in a Current Report on Form 8-K filed with the SEC within four business days following the Annual Meeting.
What is “householding” and how does it affect me?
With respect to eligible stockholders who share a single address and did not receive a Notice of Internet Availability, we are sending only one Proxy Statement and Annual Report to that address unless we received instructions to the contrary from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a stockholder of record residing at such address wishes to receive a separate Proxy Statement or Annual Report in the future, he or she may contact YETI Holdings, Inc., 7601 Southwest Parkway, Austin, Texas 78735, Attn: Investor Relations,

62	YETI® 2026 Proxy Statement

Additional Information
or call (512) 271-6332 and ask for Investor Relations. Eligible stockholders of record receiving multiple copies of our Proxy Statement and the Annual Report can request householding by contacting us in the same manner. Stockholders who own shares through a bank, broker or other nominee can request householding by contacting the bank, broker, or other nominee.
We hereby undertake to deliver promptly, upon written or oral request, a copy of this Proxy Statement or Annual Report to a stockholder at a shared address to which a single copy of the document was delivered. Requests should be directed to the address or phone number set forth above.
Who bears the cost of this proxy solicitation?
The cost of preparing, assembling, posting on the Internet, printing and mailing the Notice of Internet Availability, Annual Meeting Notice, Annual Report, this Proxy Statement, and the form of proxy, as well as the reasonable costs of forwarding solicitation materials to the beneficial owners of shares of our common stock, and other costs of solicitation, will be borne by YETI. We have retained Innisfree M&A Incorporated to aid in our solicitation. For these services, we will pay Innisfree a fee of approximately $35,000 and reimburse them for certain out-of-pocket disbursements and expenses.
Officers and employees of YETI may solicit proxies, either through personal contact or by mail, telephone, or other electronic means. These officers and employees will not receive additional compensation for soliciting proxies but will be reimbursed for out-of-pocket expenses. Brokerage houses and other custodians, nominees, and fiduciaries, with shares of our common stock registered in their names, will be requested to forward solicitation materials to the beneficial owners of such shares of our common stock.
Can I find additional information on YETI’s website?
Yes. Although the information contained on our website is not part of this Proxy Statement, you will find information about YETI and our corporate governance practices under “Governance” in the Investor Relations section of our website, www.YETI.com. Our website contains information about the Board, Board committees, Charter, Bylaws, Code of Business Conduct, Corporate Governance Guidelines, and information about insider transactions. Stockholders may obtain, without charge, hard copies of the above documents by writing to YETI Holdings, Inc., 7601 Southwest Parkway, Austin, Texas 78735, Attn: Investor Relations.
DIRECTOR NOMINATIONS AND STOCKHOLDER PROPOSALS
Any stockholder who wishes to have a qualified proposal considered for inclusion in our proxy statement for our 2027 Annual Meeting of Stockholders must comply with the procedural and other requirements set forth in Rule 14a-8 under the Exchange Act. To be eligible for inclusion in our proxy statement for the 2027 Annual Meeting of Stockholders, the proposal must be received by our Secretary at our principal executive offices no later than November 26, 2026.
In addition, any stockholder who intends to submit a proposal for consideration at our 2027 Annual Meeting of Stockholders, but not for inclusion in our proxy statement, or who intends to submit nominees for election as directors at the Annual Meeting must notify our Secretary in writing in accordance with the requirements set forth in Section 1.10 of our Bylaws. Under our Bylaws, such written notice must be received at our principal executive offices no earlier than January 7, 2027 and no later than the close of business on February 6, 2027. However if the date of the 2027 Annual Meeting changes by more than thirty (30) days before or more than seventy (70) days after the anniversary date of this year’s Annual Meeting, the stockholder’s written notice must be delivered not earlier than the close of business 120 days prior to the date of the 2027 Annual Meeting and not later than the close of business on the later of 90 days prior to the date of the 2027 Annual Meeting or 10 days following the day on which we publicly announce the date of the 2027 Annual Meeting. The written notice must also satisfy the informational and other specified requirements set forth in Section 1.10 of our Bylaws. If the written notice is not received between these dates or does not satisfy the additional requirements set forth in Section 1.10 of our Bylaws, the notice will be considered untimely and any nomination or business proposed to be brought before the meeting will be disregarded and not be acted upon at our 2027 Annual Meeting.
In accordance with our Bylaws, the foregoing deadline and notice requirements set forth in Section 1.10 of our Bylaws are also intended to apply to and satisfy the deadline and notice requirements set forth in paragraph (b) of Rule 14a-19 under the Exchange Act with respect to notice by a stockholder who intends to solicit proxies in support of director nominees other than the Board’s nominees at the 2027 Annual Meeting.

YETI® 2026 Proxy Statement	63

Additional Information
ANNUAL REPORT
You may obtain a copy of YETI’s Annual Report on Form 10-K for the fiscal year ended January 3, 2026 without charge by sending a written request to YETI Holdings, Inc., 7601 Southwest Parkway, Austin, Texas 78735, Attn: Investor Relations. The Annual Report on Form 10-K is also available at www.YETI.com.
OTHER BUSINESS
The Board is not aware of any other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named as proxy holders will have discretion to vote the proxy in accordance with applicable law and their judgment on such matters.

64	YETI® 2026 Proxy Statement

APPENDIX A
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
This Proxy Statement refers to “adjusted net sales,” “adjusted gross profit,” “adjusted gross margin,” “adjusted operating income,” “adjusted operating margin,” “adjusted net income,” “adjusted net income per diluted share,” “adjusted operating income for 2025 STIP purposes,” and “free cash flow,” which are not defined by generally accepted accounting principles (“GAAP”) and are considered non-GAAP financial measures, as defined by the SEC’s Regulation G. For each of these non-GAAP financial measures, we have provided below a reconciliation of the differences between the non-GAAP measures to the most directly comparable financial measures calculated in accordance with GAAP. We believe these non-GAAP financial measures may be useful in evaluating our financial information and comparing year-over-year performance, and we have incorporated adjusted net sales and adjusted operating income as a performance measure in our STIP. However, these measures should not be considered in isolation and should be viewed in addition to, and not as an alternative for, our reported results prepared in accordance with GAAP. In addition, our non-GAAP financial information may not be comparable to similarly titled measures reported by other companies.
The following table provides a numerical reconciliation of these non-GAAP financial measures (in millions, except for per share amounts):

	2021	2022	2023	2024	2025
Net sales	$1,411.0	$1,595.2	$1,658.7	$1,829.9	$1,868.5
Product recalls(1)	—	38.4	21.7	8.8	—
Adjusted net sales	$1,411.0	$1,633.6	$1,680.4	$1,838.7	$1,868.5

Gross profit	$816.1	$763.4	$943.2	$1,063.3	$1,072.7
Transition costs(1)	—	—	—	5.6	(0.4)
Product recalls(2)	—	97.0	13.3	8.1	—
Adjusted gross profit	$816.1	$860.4	$956.5	$1,076.9	$1,072.3
Adjusted gross margin	57.8%	52.7%	56.9%	58.6%	57.4%

Note: Amounts may not recalculate due to rounding.
(1)	Represents inventory step-up and disposal costs in connection with the acquisition of Mystery Ranch, LLC. Inventory step-up costs are expensed as the acquired inventory is sold.
(2)
Represents adjustments and charges associated with product recalls. Beginning in 2025, on a prospective basis, product recall adjustments will no longer be excluded from non-GAAP financial results. Accordingly, the unfavorable product recall adjustment recorded in 2025 was not excluded from non-GAAP financial results.

YETI® 2026 Proxy Statement	A-1

Appendix A

	2021	2022	2023	2024	2025
Operating income	$274.9	$126.4	$225.5	$245.4	$213.6
Non-cash stock-based compensation expense(1)	15.5	17.8	29.8	40.7	47.7
Long-lived asset impairment(1)	2.5	1.2	2.9	5.5	3.8
Product recalls(2)	—	128.9	1.9	9.9	—
Organizational realignment costs(1)(4)	—	—	1.6	1.1	1.0
Business optimization expense(1)(5)	2.2	—	0.6	0.4	—
Transition costs(3)	—	—	—	6.3	(0.4)
Transaction costs(1)(6)	—	—	0.5	—	—
Shareholder matters(1)(7)	—	—	—	—	2.8
Technology transformation costs(1)(8)	—	—	—	—	1.3
Adjusted operating income	$295.1	$274.3	$262.8	$309.4	$269.7
Net impact of tariffs(9)	—	—	—	—	38.1
Adjusted operating income for STIP purposes	$295.1	$274.3	$262.8	$309.4	$307.8

Adjusted operating income as a % of adjusted net sales	20.9%	16.8%	15.6%	16.8%	14.4%

Net income	$212.6	$89.7	$169.9	$175.7	$165.4
Non-cash stock-based compensation expense(1)	15.5	17.8	29.8	40.7	47.7
Long-lived asset impairment(1)	2.5	1.2	2.9	5.5	3.8
Product recalls(2)	—	128.9	1.9	9.9	—
Organizational realignment costs(1)(4)	—	—	1.6	1.1	1.0
Business optimization expense(1)(5)	2.2	—	0.6	0.4	—
Transition costs(1)(3)	—	—	—	6.3	(0.4)
Transaction costs(1)(6)	—	—	0.5	—	—
Shareholder matters(1)(7)	—	—	—	—	2.8
Technology transformation costs(1)(8)	—	—	—	—	1.3
Other income (expense), net(10)	3.2	5.7	(1.4)	13.2	(7.2)
Tax impact of adjusting items(11)	(5.7)	(37.6)	(8.8)	(18.9)	(12.0)
Adjusted net income	$230.3	$205.7	$197.0	$234.0	$202.4
% of Adjusted net sales	16.3%	12.6%	11.7%	12.7%	10.8%
Adjusted net income per diluted share	$2.60	$2.36	$2.25	$2.73	$2.48
Weighted average common shares outstanding – diluted	88.7	87.2	87.4	85.8	81.6

Note: Amounts may not recalculate due to rounding.
(1)	These costs are reported in selling, general, and administrative expenses.
(2)
Represents adjustments and charges associated with product recalls. Beginning in 2025, on a prospective basis, product recall adjustments will no longer be excluded from non-GAAP financial results. Accordingly, the unfavorable product recall adjustment recorded in 2025 was not excluded from our 2025 non-GAAP financial results.

A-2	YETI® 2026 Proxy Statement

Appendix A
(3)	Represents transition costs, inventory step-up and inventory disposal costs, and third-party business integration costs in connection with the acquisition of Mystery Ranch, LLC.
(4)	Represents employee severance costs in connection with strategic organizational realignments.
(5)
Represents start-up costs, transition and integration charges associated with our new distribution facility in Memphis, Tennessee for Fiscal 2021, our new distribution facilities in the Netherlands and Australia for Fiscal 2023, and our new distribution facility in the United Kingdom for Fiscal 2024. Fiscal 2021 includes costs to exit our distribution facility in Dallas, Texas

(6)	Represents third-party costs related to the acquisition of Mystery Ranch, including professional, legal, and other transaction costs.
(7)	Represents advisory and legal fees related to a stockholder matter that resulted in a cooperation agreement signed in March 2025.
(8)
Represents third-party consulting fees related to certain initiatives to optimize and enhance our technology infrastructure. These expenses represent non-recurring incremental costs above the normal ongoing level of spending on technology to support operations.

(9)
See “—2025 Short-Term Incentives—Fiscal 2025 Performance and Payout” for a description of the tariff adjustment that our Compensation and Talent Committee made to our results under the 2025 Short-Term Incentive Program.

(10)
Other income (expense) primarily consists of realized and unrealized foreign currency gains and losses on intercompany balances that arise in the ordinary course of business. Includes the impact of the loss on prepayment, modification and extinguishment of debt. Fiscal 2023 includes the loss on modification and extinguishment of debt of $0.3 million related to the amendment of our credit facility.

(11)	Represents the tax impact of adjustments calculated at an expected statutory tax rate of 24.5% for Fiscal 2021, Fiscal 2022, Fiscal 2023, Fiscal 2024 and Fiscal 2025.

	2021	2022	2023	2024	2025
Net cash provided by operating activities	$146.5	$100.9	$285.9	$261.4	$254.7
Less: Purchases of property and equipment	(56.1)	(45.9)	(50.7)	(41.8)	(42.7)
Free cash flow	$90.4	$55.0	$235.3	$219.6	$212.1

YETI® 2026 Proxy Statement	A-3

YETI | BUILT FOR THE WILD.

©2026 YETI Coolers, LLC
7601 Southwest Parkway Austin, TX 78735-8989 USA

YETI.com

MIX
Paper | Supporting responsible forestry
FSC® C174835
www.fsc.org

YETI HOLDINGS, INC.
C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC.
P.O. BOX 1342
BRENTWOOD, NY 11717

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/YETI2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V85375-P44624

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

YETI HOLDINGS, INC.

The Board of Directors recommends you vote FOR ALL to elect each Class II director nominee named in Proposal 1.

	For All	Withhold All	For All Except
1. Election of four Class II directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Arne Arens
02) Mary Lou Kelley
03) Dustan E. McCoy
04) Robert K. Shearer

The Board of Directors recommends you vote FOR Proposals 2 and 4 and 1 year for Proposal 3.

	For	Against	Abstain
4. Ratification of the appointment of PricewaterhouseCoopers LLP as YETI Holdings, Inc.'s independent registered public accounting firm for the fiscal year ending January 2, 2027.	☐	☐	☐

NOTE: In their discretion, the proxy holders are authorized to vote on such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

V85376-P44624

YETI HOLDINGS, INC.
2026 Annual Meeting of Stockholders
May 7, 2026 8:00 A.M. CDT
This proxy is solicited by the Board of Directors

The undersigned hereby appoint(s) Scott C. Bomar and Bryan C. Barksdale, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as provided on the reverse side, with all the powers which the undersigned would possess if personally present, all of the shares of common stock of YETI Holdings, Inc. that the undersigned is/are entitled to vote at the 2026 Annual Meeting of Stockholders to be held at 8:00 A.M. CDT, on May 7, 2026, at www.virtualshareholdermeeting.com/YETI2026, and any adjournment or postponement thereof.

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, the shares represented by this proxy will be voted "For All" of the nominees in the election of four Class II directors, "For" Proposals 2 and 4, and "1 year" for Proposal 3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the 2026 Annual Meeting of Stockholders.

Continued and to be signed on reverse side